                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                            NET VALUE HOLDINGS, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


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    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ---------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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

                            NET VALUE HOLDINGS, INC.
                               1085 Mission Street
                         San Francisco, California 94103


                                                                  August 3, 2000

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Net Value Holdings, Inc. (the "Company") which will be held at the law offices of Buchanan Ingersoll Professional Corporation, 140 Broadway, 35th Floor, New York, New York 10005, on Monday, September 25, 2000 at 10:00 A.M. local time. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

         At the Meeting, stockholders will be asked to:


         (1) approve an amendment to the Company's Certification of Incorporation (the "Certificate") to change the name of the Company from "Net Value Holdings, Inc." to "Stonepath Group, Inc."


         (2) approve an amendment to the Certificate to provide for the classification of the Board of Directors into three different classes and to establish procedures for filling vacancies on the Board of Directors;


         (3) approve an amendment to the Certificate to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000;


         (4) approve an amendment to the Certificate to increase the number of authorized shares of Preferred Stock from 10,000,000 to 20,000,000;

         (5) elect four (4) directors in the event that the stockholders approve the classification of the Board of Directors, two (2) of which will serve until the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified, one (1) of which will serve until the 2002 Annual Meeting of Stockholders or until his/her successor is elected and qualified and one (1) of which will serve until the 2003 Annual Meeting of Stockholders or until his/her successor is elected and qualified; or, in the alternative, elect four (4) directors in the event that the stockholders do not approve the classification of the Board of Directors, to serve a one year term or until their successors are elected and qualified;

         (6) approve the granting of incentive stock options ("ISOs") under the Company's Amended and Restated 2000 Stock Incentive Plan (the "Plan") and qualify the Plan for the Section 162(m) exemption of the Internal Revenue Code of 1986, as amended, as described in the accompanying proxy statement;

         (7) ratify the appointment of KPMG, LLP as the Company's independent auditors for the year ending December 31, 2000; and

         (8) consider such other matters as may be properly brought before the Meeting and at any adjournment(s) or postponement(s) thereof.

         These matters are discussed in greater detail in the accompanying Proxy Statement.


         Your Board of Directors recommends a vote FOR the proposed amendments to the Certificate, FOR the election of the four (4) directors nominated, FOR the approval of the granting of ISOs under the Plan and qualifying the Plan for the Section 162(m) exemption, and FOR the ratification of KPMG, LLP as the Company's independent auditors.


         Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to sign, date and mail the enclosed proxy promptly.

         A copy of the Annual Report for the year ended December 31, 1999 is enclosed for your information. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.


         We wish to thank you for your loyal support of the Company and your participation in this process.


                                                 Sincerely,


                                                 /s/ Andrew P. Panzo
                                                 -----------------------
                                                 Andrew P. Panzo
                                                 Chairman of the Board

                            NET VALUE HOLDINGS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held September 25, 2000


                                                                  August 3, 2000


To the Stockholders of Net Value Holdings, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Net Value Holdings, Inc. (the "Company") will be held at the law offices of Buchanan Ingersoll Professional Corporation, 140 Broadway, 35th Floor, New York, New York 10005, on Monday, September 25, 2000 at 10:00 A.M. local time, for the following purposes:


         (1) to approve an amendment to the Company's Certification of Incorporation (the "Certificate") to change the name of the Company from "Net Value Holdings, Inc." to "Stonepath Group, Inc."


         (2) to approve an amendment to the Certificate to provide for the classification of the Board of Directors into three different classes and to establish procedures for filling vacancies on the Board of Directors;


         (3) to approve an amendment to the Certificate to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000;


         (4) to approve an amendment to the Certificate to increase the number of authorized shares of Preferred Stock from 10,000,000 to 20,000,000;

         (5) to elect four (4) directors in the event that the stockholders approve the classification of the Board of Directors, two (2) of which will serve until the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified, one (1) of which will serve until the 2002 Annual Meeting of Stockholders or until his/her successor is elected and qualified and one (1) of which will serve until the 2003 Annual Meeting of Stockholders or until his/her successor is elected and qualified; or, in the alternative, elect four (4) directors in the event that the stockholders do not approve the classification of the Board of Directors, to serve a one year term or until their successors are elected and qualified;

         (6) to approve the granting of incentive stock options under the Company's Amended and Restated 2000 Stock Incentive Plan (the "Plan") and qualify the Plan for the Section 162(m) exemption of the Internal Revenue Code of 1986, as amended, as described in the accompanying proxy statement;

         (7) to ratify the appointment of KPMG, LLP as the Company's independent auditors for the year ending December 31, 2000; and

         (8) to consider such other matters as may be properly brought before the Meeting and at any adjournment(s) or postponement(s) thereof.

         A copy of the Annual Report for the year ended December 31, 1999 is enclosed for your information. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

         Only stockholders of record as of the close of business on July 28, 2000 will be entitled to vote at the Meeting and any adjournment(s) or postponement(s) thereof.

         All stockholders are cordially invited to attend the Meeting. However, to assure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.


                                    By Order of the Board of Directors,


                                    /s/ Andrew P. Panzo
                                    -----------------------------------
                                    Andrew P. Panzo
                                    Chairman of the Board



                             YOUR VOTE IS IMPORTANT
                    You are urged to sign, date and promptly
                   return your proxy in the enclosed envelope.

                            NET VALUE HOLDINGS, INC.
                               1085 Mission Street
                         San Francisco, California 94103


                                 PROXY STATEMENT


         The enclosed proxy is solicited on behalf of the Board of Directors of Net Value Holdings, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held at the law offices of Buchanan Ingersoll Professional Corporation, 140 Broadway, 35th Floor, New York, New York 10005, on Monday, September 25, 2000 at 10:00 A.M. local time, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy solicitation materials were mailed on or about August 3, 2000 to all stockholders entitled to vote at the Meeting.


Record Date and Share Ownership


         Stockholders of record at the close of business on July 28, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting, and at any adjournment(s) or postponement(s) thereof. At the Record Date, 17,793,846 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), and 4,166,667 shares of Series C Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock"), were issued, outstanding and entitled to notice of and to vote as a single class (in the case of the Preferred Stock, on the basis of the number of shares of Common Stock into which each share of Preferred Stock is convertible) on all matters at the Meeting and at any adjournment(s) or postponement(s) thereof. As of the Record Date, each share of Preferred Stock was convertible into one (1) share of Common Stock, and therefore, each share of Preferred Stock is entitled to one vote. The number of shares of Common Stock outstanding does not include 1,616,835 shares (the "Spink Shares") of Common Stock that were issued to Douglas Spink, former Chief Technology Officer and director of the Company, which have been cancelled as a result of Mr. Spink's termination for cause, but which are the subject of a legal proceeding discussed in this Proxy Statement on page 30, "Legal Proceedings Affecting Outstanding Securities."


Revocability of Proxies

         The execution of a proxy will not affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is used at the Meeting by filing with the Secretary of the Company either: (i) a written notice of revocation; (ii) a proxy bearing a later date than the most recently submitted proxy; or (iii) by attendance at the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy.

Annual Report

         A copy of the Company's Annual Report for the year ended December 31, 1999 accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

         The mailing address of the Company's executive office is 1085 Mission Street, San Francisco, California 94103.

Quorum and Voting Requirements; Solicitation

         As discussed further in "Legal Proceeding Affecting Outstanding Securities," the Court of Chancery of the State of Delaware entered an order under Section 211 of the Delaware General Corporation Law (the "DGCL") permitting the Company to hold its annual meeting of stockholders on September 25, 2000. Pursuant to Section 211 of the DGCL, and notwithstanding anything to the contrary contained in the Company's Bylaws or Certificate of Incorporation, those stockholders present in person or by proxy shall constitute a quorum for the conduct of business at the Meeting.

         Although there are no controlling precedents under Delaware law regarding the treatment of broker non-votes in certain circumstances, the Company intends to apply the principles set forth below. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions and such shares cannot otherwise be voted in accordance with applicable New York Stock Exchange regulations.

         The vote required to approve Proposals 1 through 4 to amend the Certificate is the affirmative vote of the majority of the outstanding shares entitled to vote at the Meeting. Accordingly, abstentions and broker non-votes have the effect of negative votes with respect to the approval of these Proposals. The vote required for Proposals 6 and 7 to ratify the selection of auditors and to approve the granting of incentive stock options ("ISOs") under the Company's Amended and Restated 2000 Stock Incentive Plan (the "Plan") and qualify the plan for the Section 162(m) exemption under the Internal Revenue Code of 1986, as amended (the "Code"), is the affirmative vote of the majority of the shares entitled to vote that are present in person or by proxy at the Meeting. Accordingly, abstentions and broker non-votes have the effect of negative votes with respect to the approval of these Proposals. Nominees receiving a plurality of the votes cast will be elected as directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of a director.

         Proxies which are validly executed by stockholders and which are received by the Company no later than the business day preceding the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, the proxy will be voted in accordance with the recommendations of the Board of Directors and in the discretion of the proxy on all other matters presented at the Meeting. For the reasons set forth in more detail in the Proxy Statement, the Board of Directors recommends a vote FOR the amendment to the Certificate changing the Company's name, FOR the amendment to the Certificate classifying the Board of Directors, FOR the amendment to the Certificate to increase the number of shares of Common Stock, FOR the amendment to the Certificate to increase the number of shares of Preferred Stock, FOR the election of directors nominated, FOR the approval of the granting of ISOs under the Plan and the qualification of the Plan under Section 162(m) of the Code, and FOR the ratification of KPMG, LLP as the Company's independent auditors.

         The cost of this proxy solicitation will be borne by the Company. The Company has retained Morrow & Co., Inc. as a proxy solicitor to assist in the distribution of proxy materials and solicitation of votes, at an approximate cost of $15,000 plus out-of-pocket expenses. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy materials to principals and obtaining their proxies.

                                   PROPOSAL 1

             AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY

         The Board of Directors has approved a resolution amending the Certificate to change the name of the Company. At the Meeting, stockholders will consider and vote on this proposed amendment. The text of the proposed amendment is attached to this Proxy Statement as Exhibit A. The statements made in this Proxy Statement with respect to this amendment to the Certificate should be read in conjunction with and are qualified in their entirety by reference to Exhibit
A. In the event that this Proposal is approved, the Board of Directors will consider conforming amendments to the Bylaws at the meeting of the Board of Directors which is expected to follow shortly after the Meeting.

Description of Proposed Amendment

         This Proposal would amend Article Fourth, Section 1 of the Certificate to change the name of the Company from "Net Value Holdings, Inc." to "Stonepath Group, Inc."

Reasons for Proposal

         The Company was named "Net Value Holdings, Inc." to reflect the fact that the Company was primarily a holding company for NetValue, Inc. In recognition, however, of the evolving growth opportunities within the Internet industry, during the second half of 1999, the Company shifted the focus of its business strategy away from NetValue, Inc. and towards the development and management of a network of early stage technology businesses. The Board of Directors believes that the name "Stonepath Group, Inc." better reflects the Company's current business strategy.


                           VOTE REQUIRED FOR APPROVAL

         The affirmative vote of at least the majority of the shares entitled to vote at the Meeting is required in order to approve this Proposal 1. An abstention or failure to vote on this Proposal is not an affirmative vote; and therefore, will have the same effect as a negative vote on this Proposal at the Meeting. If approved, this Proposal 1 will become effective upon the filing of a Certificate of Amendment to the Certificate with the Secretary of State of Delaware which is expected to follow shortly after the approval of this Proposal 1.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                          FOR THE COMPANY NAME CHANGE.

                                   PROPOSAL 2

             AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
                       TO CLASSIFY THE BOARD OF DIRECTORS

         The Board of Directors has approved a resolution amending the Certificate to provide for a classified Board of Directors (the "Classified Board") and to establish procedures for filling vacancies on the Board. At the Meeting, stockholders will consider and vote on this proposed amendment. The text of the proposed amendment is attached to this Proxy Statement as Exhibit B. The statements made in this Proxy Statement with respect to this amendment to the Certificate should be read in conjunction with and are qualified in their entirety by reference to Exhibit B. In the event that this Proposal is approved, the Board of Directors will consider conforming amendments to the Bylaws at the meeting of the Board of Directors which is expected to follow shortly after the Meeting.

         This amendment may have the effect of making it more difficult for stockholders to remove the existing management of the Company; and therefore, the amendment may discourage potentially unfriendly bids for the Company's stock. See "Possible Anti-Takeover Effects of the Proposal" below.

Description of Proposed Amendment

         The Certificate would be amended to include an Article Fourth, Section 11 providing for a classified Board of Directors. The Proposal would operate to divide the Board of Directors into three separate classes of directors, as nearly equal in number as possible, to serve a three year term and until their successors are duly elected and qualified with each class being elected at different annual stockholder meetings. Following the effectiveness of the Proposal, Class I will consist of two (2) directors who will serve for an initial term of one (1) year, Class II will consist of one (1) director who will serve for an initial term of two (2) years, and Class III will consist of one
(1) director who will serve for an initial term of three (3) years. See "PROPOSAL 5-ELECTION OF DIRECTORS." At each annual meeting after 2000, directors will be elected to succeed those whose terms then expire and each newly elected director will serve for a three year term. The proposed amendment would replace the prior system of electing all of the directors annually for one year terms.

         If the number of directors constituting the Board of Directors is increased or decreased, the resulting number of directors will be apportioned among the three classes so as to make all classes as nearly equal in number as possible, except that the term of any incumbent director may not be shortened. Under the DGCL, if a Board is classified by action of the stockholders, unless the Certificate specifies otherwise, members of the Board of Directors may be removed by the stockholders before the expiration of their respective terms only for cause. The Proposal provides that any director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

         The effect of a Classified Board of Directors may be circumvented by increasing or decreasing the size of the Board of Directors. At present, vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, are required to be filled by a vote of the majority of the remaining members of the Board of Directors, although less than a quorum, and each person so elected serves as a director until a successor is elected by the stockholders. The Proposal provides that the size of the Board of Directors may be fixed solely by action of the Board of Directors itself; and any vacancies in the Board of Directors may be filled by a majority vote of the remaining directors then in office, even though less than a quorum, and each person so elected would serve for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred. The DGCL provides that the Certificate, including these provisions, may be amended by the stockholders only with the consent of the Board.

Reasons for Proposal

         Since directors will be serving for longer terms which expire at different times, the Board of Directors believes that a Classified Board will promote continuity of management; and thereby, enhance the ability of the Company to carry out long range plans and goals for its benefit and the benefit of its stockholders. The Board of Directors believes that a Classified Board will assist the Company in maintaining continuity of management into the future. Additionally, the Proposal has certain anti-takeover effects that the Board believes will deter unsolicited takeover attempts and protect the value of each stockholder's investment in the Company.

         A Classified Board would also extend the time it would take for a majority stockholder to obtain control of the Company's Board of Directors; and thereby, limit takeover tactics which the Board of Directors might deem abusive. Assuming each class of directors is equal in size, a majority stockholder could not obtain control of the Board of Directors until the second annual stockholders' meeting after it acquired a majority of the voting stock. During this time, the Board of Directors would have a better opportunity to defend the Company against such takeover tactics and to negotiate with any majority stockholder to obtain more favorable price and terms in any merger or tender offer.

Possible Anti-Takeover Effects of the Proposal

         The Board of Directors believes that this Proposal may have anti-takeover effects as described below. Also described below are the general anti-takeover provisions of the DGCL.

Anti-Takeover Provisions of the DGCL

         The DGCL contains a number of provisions that are designed to strengthen the position of incumbent management in connection with a takeover attempt. For example, Delaware law provides that a company has the general power, exercisable by its board of directors, to accept, reject, respond to or take no action in respect of an actual or proposed acquisition, divestiture, tender offer, takeover or other fundamental change. The case law of Delaware has developed special standards for deciding whether to uphold or advocate the actions of incumbent management in the context of takeover proposals.

         The Company has applied for listing on The American Stock Exchange ("AMEX"). If such listing is approved, the Company will also be subject to
Section 203 of the DGCL, which provides that a person who acquires fifteen percent (15%) or more of the outstanding voting stock of a Delaware corporation becomes an "interested stockholder." Section 203 prohibits a corporation from engaging in mergers or certain other "business combinations" with an interested stockholder for a period of three (3) years, unless (i) prior to the date the stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder, or (ii) the interested stockholder is able to acquire ownership of at least eight-five percent (85%) of the outstanding voting stock of the corporation (excluding shares owned by directors of the corporation who are also officers and shares owned by certain employee stock plans) in the same transaction by which the stockholder became an interested stockholder, or (iii) the interested stockholder obtains control of the board of directors, which then approves a business combination which is authorized by a vote of the holders of two-thirds of the outstanding voting stock not held by the interested stockholder.


         The definition of interested stockholder does not include persons whose ownership of voting stock exceeds the fifteen percent (15%) threshold as a result of action taken by the corporation unless that person thereafter acquires additional stock.

         A "business combination" is defined broadly in the DGCL to include any merger or consolidation with the interested stockholder, any merger or consolidation caused by the interested stockholder in which the surviving corporation will not be subject to Delaware law, or the sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested stockholder of any assets of the corporation having a market value equal to or greater than ten percent (10%) of the aggregate market value of the assets of the corporation. "Business combination" is also defined to include transfers of stock of the corporation or a subsidiary to the interested stockholder (except for transfers in conversion, exchange or pro rata distribution which do not increase the interested stockholder's proportionate ownership of a class or series), or any receipt by the interested stockholder (except proportionately as a stockholder) of any loans, advances, guaranties, pledges or financial benefits.

Possible Consequences of the Anti-Takeover Effects of the Proposal

         The Board of Directors believes the Proposal, to the extent that it deters unsolicited takeover attempts, will promote conditions of stability in the business, management and control of the Company, discourage in advance certain takeover offers or other attempts to accumulate the Company's stock and encourage anyone contemplating such actions to negotiate with the Company and will assist the Company in defending against any such action if the Board of Directors does not believe it to be in the best interests of the Company and all of its stockholders. Although the Board of Directors is not aware of any overt threat of such a takeover attempt at this time, the Board of Directors believes the Proposal is in the best interest of the Company.

         A takeover offer often places the target corporation in the position of making a forced sale. Hostile acquirers sometimes make takeover offers when the market price of a potential target's stock may be temporarily depressed. The Board of Directors believes that the consideration offered in such a situation, even though it may be in excess of the then market price, may be less than the consideration which could be obtained in a freely negotiated transaction. In a freely negotiated transaction, the Board of Directors would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate the most favorable price and terms that reflect not only the current, but also the future value of the Company. The Board of Directors may also believe that the takeover offer is not in the best interests of the Company and its stockholders for additional reasons, such as those exhibited in the large number of business failures which result from over-leveraged transactions. In the context of an unsolicited offer, the Board may not have adequate time to consider fully the takeover offer and to determine what actions are in the best interests of the Company and its stockholders despite the provisions of applicable federal law regarding the minimum duration of certain takeover offers. The Proposal attempts to ameliorate the problems inherent in these situations.

         Takeover offers or other non-market acquisitions of stock are usually made at prices above the prevailing market price of the corporation's stock and often have a corresponding effect on such market price. Accumulation of stock through market purchases, whether or not for the purpose of acquiring control, may also support the price of a corporation's stock at levels higher than otherwise would be the case. The Proposal may discourage such takeover offers and purchases, even if holders of a majority of the Company's shares desire to sell such shares.

         The Proposal may also make it more difficult to accomplish a transaction requiring stockholder approval or to displace management quickly, even if a majority of the stockholders of the Company desire to do so. Under certain circumstances, the Proposal may permit management of the Company to perpetuate itself in control of the Company. In addition, the Proposal could encourage a potential purchaser of the Company to negotiate with the Board of Directors and offer terms acceptable to it. Such terms might include continuation of the existing management of the Company or a commitment by the purchaser to provide benefits (such as employment contracts) not available to stockholders generally.


                           VOTE REQUIRED FOR APPROVAL

         The affirmative vote of at least the majority of the shares entitled to vote at the Meeting is required in order to approve this Proposal 2. An abstention or failure to vote on this Proposal is not an affirmative vote; and therefore, will have the same effect as a negative vote on this Proposal at the Meeting. If approved, this Proposal 2 will become effective upon the filing of a Certificate of Amendment to the Certificate with the Secretary of State of Delaware which is expected to follow shortly after the approval of this Proposal 2.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                   CLASSIFICATION OF THE BOARD OF DIRECTORS.

                                   PROPOSAL 3

           AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
          INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM
                           50,000,000 TO 100,000,000

         The Board of Directors has approved a resolution amending the Certificate to increase the number of shares of Common Stock which the Company is authorized to issue from 50,000,000 shares to 100,000,000 shares. A true and correct copy of the proposed amendment is attached hereto as Exhibit C. The statements made in this Proxy Statement regarding this amendment to the Certificate should be read in conjunction with and are qualified in their entirety by reference to Exhibit C.

Description of Common Stock

         Currently, the Certificate authorizes the issuance of 50,000,000 shares of Common Stock, par value $.001 per share. As of the Record Date, the Company had 17,793,846 shares of Common Stock issued and outstanding. The issued and outstanding shares of Common Stock are fully paid and nonassessable and held by approximately 273 stockholders of record. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of directors. The holders of a majority of the outstanding shares of Common Stock and Series C Preferred Stock, voting together as one class, can elect all members of the Board of Directors, and holders of the remaining shares by themselves cannot elect any member of the Board of Directors.


         The holders of Common Stock are entitled to receive dividends in the discretion of the Board of Directors. The Company may only pay dividends out of funds legally available for this purpose. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemptive provisions applicable to Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

Reason for the Increase in the Number of Share of Common Stock

         The Company currently has outstanding: (1) 17,793,846 shares of Common Stock; (2) shares of Series C Preferred Stock convertible into 4,166,667 shares of Common Stock; (3) options to purchase 5,061,000 of Common Stock; and (4) warrants to purchase 2,981,986 shares of Common Stock. In addition, the Company will be obligated to issue approximately 1.9 million shares of Common Stock upon the completion of a previously announced proposed merger with NetValue, Inc., a majority-owned subsidiary of the Company.

         The Board of Directors considers the proposed increase in the number of authorized shares of Common Stock desirable because it would give the Board of Directors the necessary flexibility to issue Common Stock in connection with and in furtherance of general corporate purposes, whether in the nature of stock dividends and splits, acquisitions, financing, employee benefits, the acquisition of other companies, compensation of directors of any other appropriate corporate purpose. The issuance of additional Common Stock will dilute the voting power of the currently outstanding shares of Common Stock.

Potential Anti-takeover Effect

         Although neither the Board of Directors nor the management of the Company views this Proposal as an anti-takeover measure, the Company could use authorized but unissued Common Stock to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, the Company could privately place shares of the Common Stock with purchasers who might side with the Board of Directors in opposing a hostile takeover bid or issue shares to a holder which would, thereafter, have sufficient voting power to assure that any proposal to amend or repeal the Bylaws or certain provisions of the Certificate would receive the requisite vote. Notwithstanding the potential anti-takeover effect of the authorization of additional Common Stock, the Board of Directors believes it is in the best interest of the Company to increase the number of authorized share of Common Stock for the reasons set forth above.

                           VOTE REQUIRED FOR APPROVAL

         The affirmative vote of at least a majority of the outstanding shares entitled to vote at the Meeting is required to approve this Proposal to amend the Certificate to authorize an increase in the number of share of Common Stock available for issuance. An abstention or failure to vote on this Proposal is not an affirmative vote, and therefore will have the same effect as a negative vote on this Proposal at the Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL TO THIS
               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                        FROM 50,000,000 TO 100,000,000.

                                   PROPOSAL 4

           AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
          INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK
                          FROM 10,000,000 TO 20,000,000

         The Board of Directors has approved a resolution amending the Certificate to increase the number of shares of Preferred Stock which the Company is authorized to issue from 10,000,000 shares to 20,000,000 shares. A true and correct copy of the proposed amendment is attached hereto as Exhibit C. The statements made in this Proxy Statement regarding this amendment to the Certificate should be read in conjunction with and are qualified in their entirety by reference to Exhibit C.

Description of Preferred Stock

         Within the limits and restrictions contained in the Certificate, the Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of Preferred Stock, $.001 par value per share, in one or more series, and to fix, as to any such series, the dividend rate, redemption prices, preferences on liquidation or dissolution, sinking fund terms, if any, conversion rights, voting rights, and any other preference or special rights and qualifications.

         The Company has issued three series of Preferred Stock: the Series A Shares, Series B Shares and the Series C Shares. The Certificate of Designation for each series of Preferred Stock sets forth the general rights and preferences of each series. As of the Record Date, there are no Series A or Series B Shares outstanding, and there are 4,166,667 Series C Shares outstanding.

Series C Preferred Stock

         In March 2000, the Company sold 4,166,667 shares of Series C Preferred Stock to a group of institutional investors and their affiliates led by Tudor Investment Corporation, Brown Simpson Asset Management and BNY Capital Markets, Inc. for an aggregate purchase price of $50 million.

         Each share of Series C Preferred Stock is convertible into one share of Common Stock. This conversion ratio is subject to adjustment under certain circumstances to protect the holders of the Series C Preferred Stock against future dilutive transactions. The holders of Series C Preferred Stock may convert their shares of Series C Preferred Stock into shares of Common Stock at any time. The Series C Preferred Stock shall automatically be converted into shares of Common Stock upon:

         o the affirmative vote of holders of 80% of the outstanding shares of Series C Preferred Stock;

         o the closing of a public offering of Common Stock pursuant to which the offering price is at least $30 per share; and

         o upon the Company's election, provided that the registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock has been declared effective by the Securities and Exchange Commission and remains effective and the closing market price of the Common Stock has been equal to at least $18 per share for a period of at least 20 consecutive business days.

         The Series C Preferred Stock accrues a dividend of 8% per annum which is required to be paid on a quarterly basis in kind in the form of additional shares of Series C Preferred Stock. This dividend rate shall increase by 1% on October 3, 2000 and by an additional 1% on the 90th day of each 90-day period thereafter if the application to list the shares of Common Stock on the NASDAQ SmallCap Market or another national exchange has not been approved prior to such dates.

         The Company is obligated to redeem the issued and outstanding shares of Series C Preferred Stock within 60 days of receiving written notice from holders of at least 80% of the issued and outstanding shares of Series C Preferred Stock upon:

         o any voluntary or involuntary bankruptcy, receivership, assignment for the benefit of creditors, liquidation or acceleration of any third party obligations;

         o any payment default continuing for at least 120 days where the aggregate amount in default is greater than $750,000; and

         o the Company's use of the proceeds of the offering in a manner which is not permitted by the Series C Preferred Stock Purchase Agreement.

         Any such redemption shall be at a price per share equal to the greater of (i) the liquidation value of Series C Preferred Stock of $12.00 per share plus all accrued and unpaid dividends, or (ii) the fair market value per share of the Common Stock on the redemption date.

         The holders of Series C Preferred Stock are entitled to vote on all matters on which holders of Common Stock are entitled to vote. The holders of Series C Preferred Stock and Common Stock, respectively, vote together as a single class on an as-if-converted basis on all matters submitted to a vote of stockholders.

Reason for the Increase in the Number of Shares of Preferred Stock

         The Board of Directors considers the proposed increase in the number of authorized shares of Preferred Stock desirable because it would give the Board of Directors the necessary flexibility to issue Preferred Stock in connection with and in furtherance of general corporate purposes. Currently, the Company has no specific plans for the further issuance of Preferred Stock. See "PROPOSAL 3-AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000 - Reason for the Increase in the Number of Shares of Common Stock."

Potential Anti-takeover Effect

         Although neither the Board of Directors nor the management of the Company views this Proposal as an anti-takeover measure, the ability of the Board of Directors to issue Preferred Stock may have the effect of delaying or deterring a change in control or management of the Company.

         In addition, one of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby protect the continuity of the Company's management. The issuance of shares of Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

                           VOTE REQUIRED FOR APPROVAL

         The affirmative vote of at least a majority of the outstanding shares entitled to vote at the Meeting is required to approve this Proposal to amend the Certificate to authorize an increase in the number of shares of Preferred Stock available for issuance. An abstention or failure to vote on this Proposal is not an affirmative vote, and therefore will have the same effect as a negative vote on this Proposal at the Meeting.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS
               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
         TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK
                         FROM 10,000,000 TO 20,000,000.

                                   PROPOSAL 5

                              ELECTION OF DIRECTORS

Nominees for Consideration at the Meeting

         The Bylaws provide that the Board of Directors shall consist of at least one (1), but not more than nine (9) directors. The Board of Directors, in its discretion by majority vote, may increase and decrease the number of directors on the Board of Directors. Currently, the Board of Directors consists of four (4) directors.

         The four persons listed below have been nominated by the Board of Directors to serve as directors of the Company.

         If the amendment to the Certificate to provide for a Classified Board of Directors is adopted, the Board of Directors will be divided into three classes. See "PROPOSAL 2-AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CLASSIFY THE BOARD OF DIRECTORS." This Meeting will be the first election of directors after the amendment which created the Classified Board. Accordingly, at the Meeting, two directors will be elected for a term expiring at the Company's 2001 Annual Meeting, one director for a term expiring at the 2002 Annual Meeting, and one director for a term expiring at the 2003 Annual Meeting and, in each case, until their successors are duly elected and qualified. At each Annual Meeting after 2000, directors will be elected to succeed those directors whose terms then expire and each person so elected will serve for a three year term.

         If the Amendment to the Certificate is not approved, directors elected at the Meeting will serve one year terms until the 2001 Annual Meeting and until their successors are duly elected and qualified.

         Unless otherwise specified, each properly executed proxy received will be voted for the election of the nominees named below to serve as directors until the end of their respective terms or until his/her successor is elected and qualified. The Company is not aware of any reason that any nominee will be unable to serve or will decline to serve as a director. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as shall be nominated by management.

         The following table sets forth certain information with respect to each of the nominees for director and their current positions with the Company.

                                     CLASS I

--------------------------------------------------------------------------------------------------------------------
         Directors Whose Term                                                               Year in Which
          Expires at the 2001                                                               Service as a
            Annual Meeting                       Principal Occupation                      Director Began
            --------------                       --------------------                      --------------
Stephen George, 32                                     Director                                 1999

Darr Aley, 35                                          Director                                 1999

--------------------------------------------------------------------------------------------------------------------

Stephen George

         Mr. George has served as a member of the Board of Directors since July 1999. Mr. George is also the chief executive officer of Epylon Corporation, a business-to-business e-commerce company located in the San Francisco Bay area. Prior to forming Epylon Corporation, Mr. George was a Vice President in the San Francisco office of Goldman Sachs & Co., from January 1996 to May 1999 where he provided a broad range of financial services to emerging technology companies, entrepreneurs, management teams and venture capitalists with a specialization in the Internet industry. From April 1992 through January 1996, Mr. George worked as an investment banker for Merrill Lynch, Pierce, Fenner & Smith, Inc. Mr. George currently serves on the Board of Directors of YesAsia, Inc. Mr. George received a BA in Government from Cornell University.

Darr Aley

         Mr. Aley has served as a member of the Board of Directors since July 1999. Mr. Aley is also the chief technology officer of Epylon Corporation. Prior to joining the Company's management team, Mr. Aley was Vice President of Corporate Development at Lycos, Inc. from August 1998 to August 1999, where he was responsible for developing Internet joint ventures and strategic alliances. From December 1997 to August 1998, Mr. Aley worked at WhoWhere.com, a search engine that enables users to locate a person's home and e-mail address. From December 1996 to December 1997, Mr. Aley worked at Zip Two, a venture capital firm. From December 1994 to December 1996, Mr. Aley worked at Soft Bank, a venture capital firm. Mr. Aley currently serves on the Board of Directors of College411.com, Inc. Mr. Aley received a BA from the University of New Hampshire.

                                    CLASS II

--------------------------------------------------------------------------------------------------------------------
          Director Whose Term                                                               Year in Which
          Expires at the 2002                                                               Service as a
            Annual Meeting                       Principal Occupation                      Director Began
            --------------                       --------------------                      --------------
           Lee C. Hansen, 33                    President and Director                          2000
--------------------------------------------------------------------------------------------------------------------

Lee C. Hansen

         Mr. Hansen has served as the Company's President since October 1, 1999 and as one of the directors since April 2000. Prior to joining the management team, Mr. Hansen was Senior Vice President of Corporate Strategy and Development at Bank of America Corporation from May 1997 to September 1999, where he managed strategic projects and merger and acquisition activities. From July 1993 to April 1997, Mr. Hansen served as a Vice President in the International Capital Raising Group and an Associate in the Lease Finance, Private Placement and High Yield Groups at Banc of America Securities. Mr. Hansen currently serves on the Board of Directors of AssetExchange, Inc. and AlarmX.com, Inc. Mr. Hansen received an MBA from the J.L. Kellogg Graduate School at Northwestern University and a BSBA from Bucknell University.

                                    CLASS III

--------------------------------------------------------------------------------------------------------------------
          Director Whose Term                                                              Year in Which
          Expires at the 2003                                                               Service as a
            Annual Meeting                      Principal Occupation                       Director Began
            --------------                      --------------------                       --------------
          Andrew P. Panzo, 35             Chairman of the Board of Directors                    1999
                                          and Chief Executive Officer
--------------------------------------------------------------------------------------------------------------------

Andrew P. Panzo

         Mr. Panzo has served as the Company's Chairman and Chief Executive Officer since January 1999. From October 1993 to June 1999, Mr. Panzo was a managing director at American Maple Leaf Financial Corporation, a boutique investment banking firm located in Philadelphia, Pennsylvania. Mr. Panzo was one of the original founders of NetValue, Inc. in September 1996. Mr. Panzo currently serves on the Board of Directors of NetValue, Inc. and the Board of Directors of metacat.com, Inc. Mr. Panzo received a Masters degree in International Business and Finance from Temple University.

Board Meetings

         During the year ended December 31, 1999, the Board of Directors met and took action by consent 14 times and took action by resolution once, and no director missed more than 25% of the total Board meetings. The Company had no committees of the Board of Directors during the year ended December 31, 1999.


         In June 2000, the Company adopted an Audit Committee Charter for the purpose of complying with the newly adopted audit committee rules of AMEX. The Company was required to adopt the Audit Committee Charter in connection with its recent applications for listing on AMEX. Currently, no directors have been appointed to the Audit Committee as the Company does not have directors who meet the independence standards required by AMEX. The Company intends to add directors to the Board who satisfy those independence standards. The Audit Committee Charter is attached to this Proxy Statement as Appendix 1.


Director's Compensation

         Currently, the Company has no policy with respect to the granting of fees to directors in connection with their service to the Company. However, the Company may reimburse directors for their cost of travel and lodging to attend meetings of the Board of Directors or committees thereof.

                             EXECUTIVE COMPENSATION


         The table below sets forth information concerning the compensation the Company paid in 1999 to the chief executive officer and each executive officer who was paid compensation during his tenure with the Company at an annual rate of greater than $100,000.


                           Summary Compensation Table

                                                                                 Long-Term
                                            Annual Compensation              Compensation Awards
             Name and                   -------------------------            -------------------
        Principal Position              Salary             Bonus              Number of Options
        ------------------             -------           --------            -------------------
Andrew P. Panzo,                       $87,500                -0-                 1,020,000
Chairman of the Board and
Chief Executive Officer

Lee C. Hansen,                         $34,615                -0-                   900,000
President

Thomas Aley,                           $23,077           $50,000                         -0-
Executive Vice President

         From September 4, 1998 through January 6, 1999, Alexis Christodoulou served as the sole officer and director. During this period, Mr. Christodoulou did not receive any compensation in exchange for his services.

Employment Agreements

         In June 1999, the Company entered into a three year employment agreement with Mr. Panzo. In addition to an annual salary of $150,000, Mr. Panzo's employment agreement provides for bonus compensation at the discretion of the Board of Directors. Pursuant to the employment agreement, Mr. Panzo is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. Mr. Panzo's employment agreement provides he is entitled to receive options to purchase 1,200,000 shares of Common Stock. Options to purchase 120,000 shares of Common Stock vested immediately and the remainder of the options will vest pro rata on a monthly basis over a three year period. Mr. Panzo may exercise these options for five years following their vesting date at an exercise price of $1.00 per share. In September 1999, Mr. Panzo agreed to reduce his option award and surrendered 180,000 options. Mr. Panzo now holds options to purchase 1,020,000 shares of Common Stock.

         In September 1999, the Company entered into a three year employment agreement with Lee Hansen pursuant to which Mr. Hansen will serve as President. In addition to an annual salary of $150,000, Mr. Hansen's employment agreement provides for bonus compensation at the discretion of the Board of Directors. Pursuant to his employment agreement, Mr. Hansen is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. The Company awarded Mr. Hansen options to purchase 900,000 shares of Common Stock. Options to purchase 90,000 shares of Common Stock vested immediately and the remainder of the options will vest pro rata on a monthly basis over a three year period. As long as he is a Company employee, Mr. Hansen may exercise these options at an exercise price of $1.00 per share until the later of:

         o   the fifth anniversary of their vesting date; or

         o one year after the effective date of a registration statement registering the resale of the shares of Common Stock issuable upon exercise of the options.

If Mr. Hansen's employment is terminated, then the exercise period of his options may be reduced.

         In November 1999, the Company entered into a one year employment agreement with Mr. Thomas Aley pursuant to which he will serve as Executive Vice President. In addition to an annual salary of $150,000, Mr. Thomas Aley's employment agreement provides for bonus compensation at the discretion of the Board of Directors. Pursuant to his employment agreement, Mr. Thomas Aley is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. In April 2000, the Company amended Mr. Thomas Aley's employment agreement to award him options to purchase 900,000 shares of Common Stock. Options to purchase 150,000 shares of Common Stock vested immediately and the remainder of the options will vest pro rata on a monthly basis over a three year period. Mr. Thomas Aley may exercise these options at an exercise price of $1.00 per share until the later of:

         o   the fifth anniversary of their vesting date; or

         o one year after the effective date of a registration statement registering the resale of the shares of Common Stock issuable upon exercise of the options.

         In April 2000, the Company entered into a three year employment agreement with Stephen M. Cohen pursuant to which Mr. Cohen will serve as Senior Vice President, General Counsel. In addition to an annual salary of $150,000, Mr. Cohen's employment agreement provides for bonus compensation at the discretion of the Board of Directors. Pursuant to his employment agreement, Mr. Cohen is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. The Company awarded Mr. Cohen options to purchase 300,000 shares of Common Stock at an exercise price of $6.75 per share. Options to purchase 50,000 shares of Common Stock vested immediately, options to purchase 62,500 shares of Common Stock vest on April 17,

2001, and the remaining options to purchase 187,500 shares of Common Stock vest pro rata on a monthly basis from April 18, 2001 through April 17, 2004, provided that if after the expiration of the initial term of the employment agreement the Company elects not to extend Mr. Cohen's employment for an additional one year for reasons other than a "for cause" termination as defined in the employment agreement, then Mr. Cohen shall vest fully in all of his options at the end of his initial term of employment as if he had remained a Company employee for a full term of four years.

         Pursuant to his employment agreement, the Company has agreed to provide Mr. Cohen with a loan in the principal amount of $100,000 at the beginning of each of the first two years of the term of his employment agreement. Each of the loans shall accrue interest at the rate of 8% per annum and shall be due on April 17, 2004 or such earlier date that Mr. Cohen shall have received aggregate proceeds of $5,000,000 from the sale of his options or the shares of Common Stock underlying his options. However, Mr. Cohen is not required to repay the loans if by April 17, 2004, the sum of the proceeds which he has received from the sale of his options or the shares of Common Stock underlying his options and the remaining equity in the options as of April 17, 2004 does not equal or exceed $5,000,000.

         In February 2000, the Company entered into a letter agreement with James F. Elwell pursuant to which Mr. Elwell will serve as Vice President-Finance and Controller. This agreement provides Mr. Elwell with an annual salary of $120,000. The Company awarded Mr. Elwell options to purchase 120,000 shares of Common Stock at an exercise price of $10.032 per share. Options to purchase 30,000 shares of Common Stock vest on February 28, 2001, and the remaining options to purchase 90,000 shares of Common Stock vest pro rata on a monthly basis from March 1, 2001 through February 28, 2004. This agreement may be terminated at any time by the Company or Mr. Elwell without advance notice.

Change in Control Arrangements

         Each of the aforementioned employment agreements provides the employee with the following rights upon a change of control:

         Andrew Panzo: If Mr. Panzo terminates his employment agreement due to a change in control, then the Company must continue to pay him his salary and bonus, based upon the average annual bonus paid to him prior to termination of his employment, for the lesser of one year from the date of termination of his employment agreement or the remaining original three year term of his employment agreement. In addition, all of Mr. Panzo's unvested stock options shall immediately vest as of the termination date of his employment agreement due to a change in control.

         Lee Hansen: If Mr. Hansen terminates his employment agreement due to a change in control, then the Company must continue to pay him his salary and bonus, based upon the average annual bonus paid to him prior to termination of his employment, for the lesser of one year from the date of termination of his employment agreement or the remaining original three year term of his employment agreement.

         Thomas Aley: If Mr. Aley terminates his employment agreement due to a change in control, then the Company must continue to pay him his salary and bonus, based upon the average annual bonus paid to him prior to termination of his employment, for the lesser of one year from the date of termination of his employment agreement or the remaining original term of his employment agreement.

         Stephen Cohen: If Mr. Cohen terminates his employment agreement due to a change in control that occurs after September 21, 2000, then the Company must continue to pay him his salary and bonus, based upon the average annual bonus paid to him prior to termination of his employment, for the lesser of one year from the date of termination of his employment agreement or the remaining original term of his employment agreement. In addition, all of Mr. Cohen's unvested stock options shall immediately vest as of the termination date of his employment agreement.

         James F. Elwell: If the Company terminates Mr. Elwell upon a change in control that occurs on or before February 28, 2001, then his stock options which were scheduled to vest on February 28, 2001 shall vest at the rate of 2,500 options per month from February 28, 2000 until Mr. Elwell's termination date.

         In each of these employment agreements, a change in control is defined as the occurrence of any one of the following:

         o any "person" as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, other than one of the subsidiaries or affiliates becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, of 50% or more of any class of issued and outstanding capital stock which ownership interest constitutes 50% or more of all issued and outstanding voting shares; and

         o the majority of the members of the Board of Directors consists of individuals other than members of the Board of Directors on the date of the employment agreement, provided that persons elected to the Board of Directors whose election or nomination was supported by one-half of the directors at the date of the employment agreement shall be considered a member of the Board of Directors as of the date of the employment agreement.

Consulting Agreements

         In connection with the merger on July 31, 1999 with Strategicus Partners, Inc. ("Strategicus Partners") the Company entered into consulting agreements with each of Stephen George and Darr Aley, current directors, as well as Barry Uphoff, a former director. Each of Messrs. George, Darr Aley and Uphoff were former principal shareholders of Strategicus Partners. Pursuant to the terms of the consulting agreements, the Company issued options to purchase an aggregate of 6,255,876 shares of Common Stock to Messrs. Uphoff, Darr Aley and George and agreed to pay each of them a monthly retainer of $500. Messrs. Uphoff, Darr Aley and George have subsequently agreed to surrender a substantial portion of these options. In May 2000, the Company finalized the terms of these options in warrant agreements in which the Company issued to each of Messrs. Uphoff and Darr Aley warrants to purchase 332,416 shares of Common Stock, of which warrants to purchase 192,275 shares vested immediately and warrants to purchase 140,141 shares remain subject to vesting provisions, and the Company issued Mr. George warrants to purchase 382,416 shares of Common Stock, of which warrants to purchase 192,275 shares vested immediately and warrants to purchase 190,141 shares remain subject to vesting provisions. The unvested shares issued pursuant to each of these warrant agreements will vest monthly on a pro rata basis over a period of 36 months from the date of the warrant agreements. In connection with his resignation from the Board of Directors in May 2000, Mr. Uphoff terminated his consulting agreement.

         Mr. Darr Aley's consulting agreement also provides for the forgiveness of a loan in the principal amount of $267,000 as follows:

         o one-third of the principal amount of this loan, plus accrued interest thereon, if Mr. Darr Aley remains engaged by the Company on the first anniversary of the effective date of the merger with Strategicus Partners;

         o one-third of the principal amount of these loans, plus accrued interest thereon, if Mr. Darr Aley remains engaged by the Company on the second anniversary of the effective date of the merger with Strategicus Partners; and

         o one-third of the principal amount of this loan, plus accrued interest thereon, if Mr. Darr Aley remains engaged by the Company on the third anniversary of the effective date of the merger with Strategicus Partners.

         On October 1, 1999 the Company entered into a consulting agreement with Paul H. Stephens, a founder and formerly a principal of the investment banking firm of Robertson Stephens & Company. Under the consulting agreement, Mr. Stephens has been appointed to a newly created Advisory Board. In this capacity, Mr. Stephens will review and advise the Company regarding the Company's business and prospects and the business and prospects of the affiliate companies. He will also assist the Company in completing acquisitions of and making investments in other businesses and will assist the Company in obtaining additional rounds of financing. Mr. Stephens led Robertson Stephens' research and institutional sales effort in the late 1970's and early 1980's and then transitioned into its new business corporate finance department where he worked until 1985. He then restructured the firm's venture capital group, managing it until 1990, when he formed The RS Orphan Fund, LP, a limited partnership focused on investing globally in undiscovered or neglected growth companies. In June 1993, Mr. Stephens launched The Contrarian Fund, a public mutual fund that also has a global focus on developing companies.

         In exchange for rendering these consulting services, the Company sold a total of 676,374 shares of Common Stock to The RS Orphan Fund, LP and The RS Orphan Offshore Fund, LP for a total purchase price of $676,374. These funds also purchased a total of 1,324 shares of Series B Preferred Stock and warrants to purchase 80,976 shares of Common Stock in an October 1999 private placement offering. These funds are managed by Mr. Stephens. No additional compensation will be paid to Mr. Stephens pursuant to the consulting agreement. The Company will reimburse Mr. Stephens for reasonable business expenses which he incurs in performing his duties pursuant to the consulting agreement. This consulting agreement has a three year term and either the Company or Mr. Stephens may terminate this agreement upon one month's notice to the other party.

Stock Options


         Effective as of June 1, 2000 (with amendments effective as of July 31,
2000), the Company adopted and implemented the "Amended and Restated Net Value Holdings, Inc. 2000 Stock Incentive Plan," (the "Plan") which covers 5,000,000 shares of Common Stock. Under its terms, employees, officers and directors of the Company and its subsidiaries are currently eligible to receive non-qualified stock options, restricted stock awards, and, upon approval of the Proposal by stockholders, will be eligible to receive incentive stock options within the meaning of Section 422 of the Code. In addition, advisors and consultants who perform services for the Company or its subsidiaries are eligible to receive non-qualified stock options under the Plan. The Plan is administered by the Board of Directors or a committee designated by the Board of Directors. All stock options granted under the Plan are exercisable for a period of up to ten
(10) years from the date of grant. The Company may not grant incentive stock options pursuant to the Plan at exercise prices which are less than the fair market value of Common Stock on the date of grant. The term of an incentive stock option granted under the Plan to a stockholder owning more than 10% of the issued and outstanding Common Stock may not exceed five years and the exercise price of an incentive stock option granted to such stockholder may not be less than 110% of the fair market value of Common Stock on the date of grant. The Plan contains certain limitations on the maximum number of shares of Common Stock that may be awarded in any calendar year to any one individual for the purposes of Section 162(m) of the Code. As of July 28, 2000, options to purchase 306,000 shares of Common Stock were outstanding under the Plan. Each of these stock options has an exercise price of $4.00 per share.

         In addition to the stock options covered by the Plan, the Company has also issued in private transactions, options to purchase 4,940,000 shares of Common Stock. These options were issued prior to the adoption of the Plan by the Board of Directors. From inception through July 28, 2000, these options were issued at the following exercise prices:

          Number of Stock Options                Exercise Price
          -----------------------                --------------
                3,000,000                           $1.00
                  260,000                        $3.75 - $4.88
                  340,000                        $6.25 - $6.75
                  430,000                        $7.75 - $7.99
                  100,000                        $8.00 - $9.00
                  210,000                        $9.13 - $11.03
                  105,000                       $13.00 - $14.00
                  290,000                       $16.38 - $16.88
                  205,000                       $19.25 - $19.64
                ---------
                4,940,000
                =========

         The following table sets forth information regarding options granted in 1999 to the executive officers named in the Summary Compensation table above. Amounts represent the hypothetical gains that could be achieved from the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date based upon the grant price.

                                Individual Grants

                                   % of Total
                                     Options                                            Potential Realizable Value at Assumed
                                   Granted to               Market                           Annual Rates of Stock Price
                      Number of     Employees               Price                          Appreciation for Option Term (4)
                       Options      in Fiscal   Exercise    on Date                     --------------------------------------
       Name            Granted        Year        Price     of Grant  Expiration Date         5%                    10%
       ----          ----------    ----------   --------   ---------  ---------------   -------------           ----------
Andrew P. Panzo      120,000           5.5%       $1.00     $7.13     June 1, 2004           $971,987           $1,257,952

Andrew P. Panzo      300,000(1)       13.8%       $1.00     $7.13     June 30, 2005        $2,566,465           $3,489,369

Andrew P. Panzo      300,000(2)       13.8%       $1.00     $7.13     June 30, 2006        $2,709,788           $3,868,306

Andrew P. Panzo      300,000(3)       13.8%       $1.00     $7.13     June 30, 2007        $2,860,277           $4,285,136

Lee C. Hansen         90,000           4.1%       $1.00     $4.56     Oct. 1, 2004           $434,073             $571,316

Lee C. Hansen        270,000(1)       12.4%       $1.00     $4.56     Oct. 31, 2005        $1,380,830           $1,912,342

Lee C. Hansen        270,000(2)       12.4%       $1.00     $4.56     Oct. 31, 2006        $1,463,372           $2,130,576

Lee C. Hansen        270,000(3)       12.4%       $1.00     $4.56     Oct. 31, 2007        $1,550,040           $2,370,633

(1) The options included in this grant vest pro rata on a monthly basis throughout the twelve month period commencing on the date of grant.

(2) The options included in this grant vest pro rata during the 12 month period commencing on the first anniversary of the date of grant.

(3) The options included in this grant vest pro rata during the 12 month period commencing on the second anniversary of the date of grant.

(4) As required by the rules of the Securities and Exchange Commission, the dollar amounts reflected represent the hypothetical gain that would exist for the options based on assumed 5% and 10% annual compound rates of stock price appreciation over the full option term. These prescribed rates are not intended to forecast possible future appreciation, if any, of the Common Stock.


         The following table sets forth information concerning year end option values for fiscal 1999 for the executive officers named in the Summary Compensation Table above. The value of unexercised in-the-money options is calculated based on the closing bid price of Common Stock on December 31, 1999 of $11.00.

                          Fiscal Year End Option Values

                                Number of Unexercised Options                   Value of Unexercised
                                     At Fiscal Year End                         In-The-Money Options
                                     ------------------                         --------------------
          Name                Exercisable          Unexercisable          Exercisable           Unexercisable
          ----                -----------          -------------          -----------           -------------
Andrew P. Panzo                 300,000               720,000              $3,000,000            $7,200,000

Lee C. Hansen                   157,500               157,500              $1,575,000             $742,500


Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         LJ Soldinger Associates completed the audit of the Company's consolidated financial statements for the years ended December 31, 1997 and 1998. In February 2000, the Company dismissed LJ Soldinger Associates as its independent accounting firm and engaged KPMG, LLP as its independent accounting firm. KPMG, LLP completed the audit of the Company's consolidated financial statements for the year ended December 31, 1999. LJ Soldinger Associates has confirmed that they did not have any disputes or disagreements with the Company's management regarding accounting principles or practices, financial disclosure or auditing scope of procedures.

         For periods in which the Company was inactive prior to its acquisition of a controlling interest in NetValue, Inc., Barry L. Friedman, P.C. completed audits of the Company's financial statements and was subsequently dismissed when the Company engaged LJ Soldinger Associates in 1998. Barry L. Friedman, P.C. confirmed that they did not have any disputes or disagreements with management regarding accounting principles or practices, financial disclosure or auditing scope or procedures.

             SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND
                      BENEFICIAL OWNERS OF GREATER THAN 5%
                       OF THE COMPANY'S VOTING SECURITIES

         The following tables sets forth information with respect to the beneficial ownership of Common Stock and Preferred Stock owned, as of July 28, 2000, by:

         o the holders of more than 5% of any class of the Company's voting securities;

         o each of the directors;

         o each of the executive officers; and

         o all directors and executive officers of the Company as a group.

         As of July 28, 2000, an aggregate of 17,793,846 shares of Common Stock and 4,166,667 shares of Series C Preferred Stock were issued and outstanding. For purposes of computing the percentages under the following tables, it is assumed that all options and warrants to acquire Common or Preferred Stock which have been issued to the directors, executive officers and the holders of more than 5% of Common or Preferred Stock and are fully vested or will become fully vested within 60 days of the date of this Proxy Statement have been exercised by these individuals and the appropriate number of shares of Common and Preferred Stock have been issued to these individuals. The number of shares of Common Stock reflected as outstanding has also been determined on the basis that 1,616,835 shares of Common Stock that were issued to a former officer are no longer issued and outstanding as a result of the termination for cause of the former officer. This matter is currently the subject of a material legal proceeding as discussed below. See "Legal Proceedings Affecting Outstanding Securities."

                                  COMMON STOCK

                                                                            Shares Owned
                                                                          Beneficially and
Name of Beneficial Owner                    Position                       of Record (1)         Percentage of Class
------------------------                    --------                       -------------         -------------------
Rozel International Holdings, Ltd.          Beneficial Owner                  2,819,852                  15.8
Whitehill House
Newby Road, Industrial Estate
Hazel Grove, Stockport
Cheshire, United Kingdom
SK7 5DA


Andrew P. Panzo (2)                         Officer, Director                   638,582                   3.6
Two Penn Center Plaza, Suite 605
Philadelphia, PA 19102

Darr Aley (3)                               Director                            344,467                   1.9
C/o Epylon Corporation
645 Harrison Street, Suite 200
San Francisco, CA 94107


Stephen George (4)                          Director                            348,634                   2.0
C/o Epylon Corporation
645 Harrison Street, Suite 200
San Francisco, CA 94107

Lee C. Hansen (5)                           Officer, Director                   315,000                   1.8
1085 Mission Street
San Francisco, CA 94102


Thomas Aley (6)                             Officer                             212,500                   1.2
1000 Winter Street, Suite 1100
Walthom, MA 02451


Stephen M. Cohen (7)                        Officer                              50,000                     *
Two Penn Center Plaza, Suite 605
Philadelphia, PA 19102

James F. Elwell (8)                         Officer                                   0                     *
1085 Mission Street
San Francisco, CA 94102


All directors and executive officers as a                                     1,909,183                  10.7
group (7 people)

(*) Less than one percent.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Includes 494,119 shares of Common Stock issuable upon exercise of vested options. Does not include 525,881 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this Proxy Statement. Also includes 75,200 shares of Common Stock which Mr. Panzo owns with his spouse as joint tenants with the right of survivorship.

(3) Includes 201,883 shares of Common Stock issuable upon exercise of vested options. Does not include 130,533 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this Proxy Statement.

(4) Includes 206,050 shares of Common Stock issuable upon exercise of vested options. Does not include 176,366 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of this date of this Proxy Statement.

(5) Includes 315,000 shares of Common Stock issuable upon exercise of vested options. Does not include 585,000 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this Proxy Statement.

(6) Includes 212,500 shares of Common Stock issuable upon exercise of vested options. Does not include 687,500 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this Proxy Statement.

(7) Includes 50,000 shares of Common Stock issuable upon exercise of vested options. Does not include 250,000 shares of Common Stock issuable pursuant to options not presently exercisable within 60 days of the date of this Proxy Statement.

(8) Does not include 120,000 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this Proxy Statement.

                            SERIES C PREFERRED STOCK

                                                    Shares of
                                            Series C Preferred Stock
                                             Owned Beneficially and
Name of Beneficial Owner                          of Record (1)            Percentage of Class
------------------------                          -------------            -------------------
Brown Simpson Partners I, Ltd.                         833,336                    20.0
Carnegie Hall Tower
152 West 57th Street, 40th Fl.
New York, NY 10019

Montrose Investments Ltd.                              583,333                    14.0
300 Crescent Ct., Suite 700
Dallas TX 75201


The Raptor Global Portfolio, Ltd.                      414,833                    10.0
40 Rowes Wharf, 2nd Fl.
Boston, MA 02110

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Series C Preferred Stock beneficially owned by them.

Legal Proceedings Affecting Outstanding Securities

         In October 1999, the Company terminated its employment agreement with Douglas Spink, its former Chief Technology Officer and director, for cause due to Mr. Spink's material breach of this agreement and his breach of his fiduciary duties to the Company. The Company believes that Mr. Spink engaged in various acts that were not in the Company's best interests, including various instances of misappropriation or attempted misappropriation of the Company's assets and various acts of insubordination and dishonesty in his dealings with other officers and directors. The various agreements which the Company entered into with Mr. Spink stated that if Mr. Spink's employment was terminated for cause, he forfeits all unvested shares of Common Stock which he held on the date of termination and he would be obligated to repay all loans which the Company advanced to him if the termination date was prior to December 31, 1999 and 50% of the principal balance of these loans and all accrued interest thereon if the termination date was prior to May 28, 2000.

         On January 7, 2000, Mr. Spink filed an action against the Company in the United States District Court for the District of Oregon, alleging that the Company's termination of his employment constituted a breach of his employment agreement and violated Oregon statutes regarding the payment of wages. The complaint seeks damages in the amount of $17,000,000 on the breach of contract claim, plus prejudgment interest from the date of the alleged breach of the employment agreement or, in the alternative, an order directing the Company to specifically perform its obligations under its employment agreement with Mr. Spink. The complaint seeks damages in the amount of $150,000 on the wage claim, plus penalty wages, prejudgment interest, costs and disbursements. On July 21, 2000, the Court dismissed Mr. Spink's complaint against the Company with the right to amend. Should Mr. Spink amend his complaint, the Company intends to vigorously defend this action.

         On May 5, 2000, the Company filed an action against Mr. Spink and Merus Partners, Inc., an Oregon corporation principally owned by Mr. Spink ("Merus"), in the United States District Court for the District of Delaware, asserting various claims, including a claim for injunctive relief requiring Mr. Spink to forfeit and return 1,610,835 of his unvested shares of Common Stock since he was terminated for cause. The Company filed an amended complaint against Mr. Spink, asserting additional claims against him on July 28.

         In related matters, during June 2000, Mr. Spink filed actions in the Court of Chancery of the State of Delaware in and for New Castle County seeking to compel the Company to call an annual meeting of its stockholders and to inspect its stockholder list. Mr. Spink asserted other claims in these proceedings which were stayed by the court or withdrawn by Mr. Spink. With the consent of Mr. Spink, the Court entered an order permitting the Company to conduct its annual meeting on September 25, 2000 pending SEC approval of the Company's proxy materials. Mr. Spink voluntarily dismissed his remaining claim in the Chancery Court proceeding.

         In another matter related to this dispute, on or about June 5, 2000, Greg Biggs filed a complaint in the Circuit Court in the State of Oregon for the County of Multnomah against Mr. Spink and Strategicus Partners. The Company was also named as a defendant in this action. In his complaint, Mr. Biggs alleges that prior to the Company's merger with Strategicus Partners, he entered into an agreement with Mr. Spink to acquire 40% of the issued capital stock of Strategicus Partners, which he currently values at $4,000,000. Mr. Biggs also contends that he was "squeezed out" of the management of Strategicus Partners by Mr. Spink and was, therefore, denied the opportunity to participate in the Company's merger with Strategicus Partners in July 1999. Apart from a claim for shares of the Company's capital stock equal to Mr. Biggs' ownership interest in Strategicus Partners, Mr. Biggs does not recite any facts relating to claims against the Company. The Company has filed an answer essentially denying Mr. Bigg's claims. The Company also asserted a claim against Mr. Spink for indemnification relating to the Biggs lawsuit in the Delaware federal court proceeding initiated by the Company against Mr. Spink.

         Finally, on or about July 27, Steve Rosendahl, Jim Steuer and Pinnacle Technology L.L.C., filed a complaint against Mr. Spink, the Company, Merus and Aspen Value, LLC, in the Circuit Court in the State of Oregon for Multnomah County. The plaintiffs in this case allegedly purchased shares of Common Stock from Mr. Spink in January 2000. The plaintiffs apparently seek a declaratory judgment against the Company regarding their ownership of 140,000 shares of Mr. Spink's stock in the Company. This complaint has not yet been served, but the Company intends to fully investigate and defend this action. The Company has also asserted a claim for indemnification against Mr. Spink in its Delaware proceeding.

         In the event that Mr. Spink prevails in his lawsuit against the Company and a court of law determines that some or all of the Spink Shares were validly issued and outstanding as of the Record Date, any outcome at the Meeting could potentially be challenged. Such a challenge would most likely occur if: (1) the Spink Shares would have been voted against a Proposal, and (2) the vote of the Spink Shares would have determined the outcome of the Proposal. If the potential outcome of a Proposal at the Meeting is affected by the Company's treatment of the Spink Shares, to assure that all actions are validly taken, the Company's management may withdraw the Proposal in question from consideration at the Meeting.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Share Exchange Transactions with Rozel International Holdings, Ltd.

         In October 1998, the Company completed a share exchange transaction with Rozel International Holdings, Ltd. in which the Company issued 1,000,000 shares of Common Stock valued at $4,630,000 and 500,000 shares of Series A Preferred Stock valued at $40,000 in exchange for 178,700 shares of the Series A Preferred Stock of NetValue, Inc. This represented 100% of the issued and outstanding shares of Series A Preferred Stock of NetValue, Inc. In October 1998, the Company also completed a share exchange transaction with Rozel International Holdings, Ltd. in which the Company issued 1,145,594 shares of Common Stock valued at $4,628,200 and 1,145,594 shares of Series A Preferred Stock valued at $91,648 in exchange for 4,582,377 shares of common stock of NetValue, Inc. Rozel International Holdings, Ltd. is a beneficial owner of approximately 15.9% of Common Stock.

Recapitalization of Securities Issued in Strategicus Merger

         The Company completed the merger with Strategicus Partners on July 30, 1999. Subject to vesting provisions described in the merger agreement, the Company issued the following shares of capital stock to the stockholders of Strategicus Partners:

                                                                       Vested Shares of       Unvested Shares of
                           Vested Shares of    Unvested Shares of          Series A               Series A
          Name               Common Stock         Common Stock          Preferred Stock       Preferred Stock
          ----               ------------         ------------          ---------------       ---------------
Douglas Spink                  239,847             1,641,310                73,678                 504,187

Barry Uphoff                   120,394             1,760,763                36,983                 540,882

Darr Aley                      120,394             1,760,763                36,983                 540,882

Stephen George                 120,394             1,760,763                36,983                 540,882
                               -------             ---------                ------                 -------

TOTAL                          601,029             6,923,599                184,627              2,126,833

TOTAL VALUE                 $3,638,084           $21,458,719               $142,163             $1,637,661

         Following the completion of the merger, Messrs. Spink, Uphoff, Darr Aley and George joined the Board of Directors. Subsequently, Mr. Spink resigned from the Board of Directors during the first quarter of 2000 and Mr. Uphoff resigned from the Board of Directors in May 2000.

         The unvested shares of capital stock listed above were intended to vest ratably on a monthly basis over periods ranging from 24 months to 48 months based on the individual stockholder's continued employment or engagement as a consultant with the Company.

         Following the merger with Strategicus Partners, the securities issued in the merger were recapitalized in several stages as follows:

         o In September 1999, the Company issued 2,898,788 shares of Common Stock in exchange for all 4,831,312 issued and outstanding shares of Series A Preferred Stock. Of this amount, Messrs. Spink, Uphoff, Aley and George received a total of 1,386,876 shares of Common Stock valued at $6,012,738 in exchange for the cancellation of all of their 2,311,460 shares of Series A Preferred Stock.

         o On August 31, 1999, each of Messrs. Uphoff, Darr Aley and George agreed to immediately cancel all of their 6,255,876 unvested shares of Common Stock valued at $37,927,669 (consisting of 5,282,289 unvested shares of Common Stock pursuant to the merger with Strategicus Partners, and 973,587 unvested shares of Common Stock in the Series A Preferred Stock described above) in exchange for options to purchase a total of 6,255,876 shares of Common Stock valued at $11,889,024. Each of these options has an exercise price of $1.00 per share and will be subject to the same vesting provisions that applied to the unvested shares of Common Stock as described in the merger agreement with Strategicus Partners.

         o During September 1999, each of Messrs. Uphoff, Aley, George and Panzo agreed to surrender options to purchase 180,000 shares of Common Stock valued at $646,884. On September 13, 1999, Mr. Spink agreed to cancel 180,000 of his unvested shares of Common Stock valued at $1,148,727.

         o During January 2000, each of Messrs. Uphoff, Aley and George agreed to surrender options to purchase 1,217,876 shares of Common Stock valued at $4,376,803.


         o During May 2000, each of Messrs. Uphoff and Aley agreed to surrender options to purchase 355,000 shares of Common Stock. During May 2000, Mr. George agreed to surrender options to purchase 305,000 shares of Common Stock.

         Recapitalized as set forth above, the securities which the Company issued pursuant to the merger with Strategicus Partners were issued and outstanding as of July 28, 2000, as follows:

                                  Vested Shares of                      Options to Purchase
               Name                 Common Stock                      Shares of Common Stock
               ----               ----------------                    ----------------------
     Douglas Spink                   431,041                                      -0-

     Barry Uphoff                    142,584                                  332,416

     Darr Aley                       142,584                                  332,416

     Stephen George                  142,584                                  382,416
                                     -------                                  -------

     TOTAL                           858,793                                1,047,248
                                     =======                                =========

         The table set forth above does not reflect 1,616,835 unvested shares of Common Stock which the Company believes are subject to surrender by Mr. Spink following his termination "for cause."

Loans Made in Connection With The Merger With Strategicus Partners

         In May 1999, Strategicus Partners made a loan to Mr. Spink in the principal amount of $310,000. This amount was extended to Mr. Spink to provide funds for expenses which he incurred in connection with the start-up of metacat.com, Inc. This transaction was structured as a loan to induce Mr. Spink to remain a Company employee for at least one year. The loan accrues interest at a simple rate of 9% per annum. The repayment of the principal amount of this loan plus all accrued interest was originally due on July 12, 1999 but was subsequently extended to July 30, 1999. Upon the completion of the merger with Strategicus Partners, the Company entered into an employment agreement with Mr. Spink in which the Company agreed not to take any actions to demand repayment or to collect this loan during the term of the employment agreement so long as the Company does not terminate Mr. Spink's employment for "cause," death or disability (as such terms are defined in the employment agreement) and the Company agreed to forgive the principal amount plus all accrued interest related to this loan if Mr. Spink remained an employee of the Company on the first anniversary of his employment. On January 21, 2000, the Company sent Mr. Spink written notice terminating his employment agreement for "cause", effective October 19, 1999. Accordingly, the Company intends to take legal action to obtain repayment of the principal amount of this loan plus all accrued interest thereon. In addition, in July 1999, Strategicus Partners made an advance to Mr. Spink in the principal amount of approximately $185,000. The Company intends to take legal action to obtain repayment of this advance.

         In June 1999, the Company extended a loan to Mr. Darr Aley in the principal amount of $267,000. This amount was extended to Mr. Aley as an inducement for him to leave his prior employment. This transaction was structured as a loan to induce Mr. Aley to remain the Company's consultant for the duration of his engagement. The repayment of the principal amount of this loan plus all accrued interest was originally due on July 12, 1999 but was subsequently extended to July 30, 1999. Upon the completion of the merger with Strategicus Partners, the Company entered into a consulting agreement with Mr. Aley in which the Company agreed not to take any actions to demand repayment or to collect this loan during the term of the consulting agreement. The Company also agreed to forgive Mr. Aley's obligation to repay a portion of this loan if he remains engaged as a consultant to the Company on each of the first three anniversaries of the date of his consulting agreement.

Personal Investments of Members of The Management Team in The Affiliate
Companies

         Members of the management team have made personal investments in some of the affiliate companies. As of July 28, 2000, members of the Company's management team either own or have in the past owned the following equity interests in the affiliate companies:

Name                              Affiliate company                 Equity Interest
----                              -----------------                 ---------------
Andrew P. Panzo                     YesAsia, Inc.             12,000 shares of Common Stock

Barry Uphoff (former director)      YesAsia, Inc.             12,000 shares of Common Stock

Darr Aley                           YesAsia, Inc.             12,000 shares of Common Stock

Darr Aley                           College 411, Inc.         50,000 stock options

Stephen George                      YesAsia, Inc.             12,000 shares of Common Stock

Stephen George                      College 411, Inc.         37,500 stock options

Thomas Aley                         Swapit.com Inc.           30,072 shares of Common Stock

Lee Hansen                          YesAsia, Inc.              3,430 shares of Series B preferred

Douglas Spink (former director)     YesAsia, Inc.             12,000 shares of Common Stock

Douglas Spink (former director)     WebModal, Inc.               400 shares of Common Stock

Contribution of Shares of Swapit.com, Inc. Common Stock From Thomas Aley

         In November 1999, the Company purchased a 10% equity ownership interest in Swapit.com, Inc. for $500,000. Thomas Aley, Executive Vice President, Business Development, was a founder of this company and owned 1,140,000 shares of its common stock as of the date the Company completed its purchase of this equity ownership interest. In connection with this transaction, Mr. Aley has agreed to contribute 1,109,928 of these shares of Swapit.com's common stock to the Company. Upon the completion of this transaction, the Company will own approximately 30% of Swapit.com's issued and outstanding common stock.

                                   PROPOSAL 6

           PROPOSAL TO APPROVE THE GRANTING OF INCENTIVE STOCK OPTIONS
        UNDER THE AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN AND TO
               QUALIFY THE PLAN FOR THE SECTION 162(m) EXEMPTION

         Effective as of June 1, 2000 (with amendments effective as of July 31,
2000), the Board of Directors of the Company adopted and implemented (and recommended for submission to the stockholders for their approval) the Amended and Restated 2000 Stock Incentive Plan (the "Plan"). The Plan provides for the granting of incentive stock options, non-qualified stock options and restricted stock awards.

         The purposes of the Plan are to: (i) better align the interests of stockholders with the interest of officers, directors and key employees of the Company and its subsidiaries by creating a direct linkage between participants' rewards and the performance of the Company and its subsidiaries; (ii) encourage stock ownership and proprietary interests in the Company stock; and (iii) assist the Company and its subsidiaries in attracting and retaining highly competent directors and key employees vital to its success.

         Executive officers and directors of the Company are eligible to receive awards under the Plan and therefore have a personal interest in the adoption of the Plan.

Summary of the Plan

         The following general description is a summary of the Plan. The complete text appears as Exhibit D to the Proxy Statement and the following description is qualified in its entirety by reference to Exhibit D.

Term

         The Plan became effective on June 1, 2000. The Plan has no fixed expiration date.

Administration


         The Plan is to be administered by the full Board of Directors or by a committee of the Board (the Board of Directors or the committee shall hereinafter be referred to as the "Plan Administrator"). The Plan Administrator has the exclusive authority to make awards under the Plan and to make interpretations and determinations involving the Plan.

Participation and Types of Awards

         Employees, officers and directors of the Company and its subsidiaries are currently eligible to receive non-qualified stock options, restricted stock awards, and, upon approval of the Proposal by stockholders, will be eligible to receive incentive stock options within the meaning of Section 422 of the Code. In addition, advisors and consultants who perform services for the Company are eligible to receive non-qualified stock options under the Plan.

Shares Subject to the Plan

         The number of shares of Common Stock which may be issued pursuant to the Plan is 5,000,000. All of the shares of Common Stock may be awarded in the form of stock options or stock awards, however, on or after the date that the Proposal has been approved by stockholders, pursuant to Section 162(m) of the Code, stock options with respect to no more than 1,000,000 shares of Common Stock may be granted to any one individual participant during any one calendar period. In addition, the following shares are available for issuance under the
Plan: (i) any shares of Common Stock that are forfeited or otherwise not issuable under the Plan; (ii) any shares of Common Stock tendered in satisfaction of tax withholding or other obligations relating to proposed awards under the Plan; and (iii) shares of Common Stock repurchased by the Company that have been designated for allocation to the Plan.

Stock Options

         Stock options granted under the Plan may be exercised for a period of up to ten (10) years from the date of grant. The Company may not grant incentive stock options pursuant to the Plan at exercise prices which are less than the fair market value of Common Stock on the date of grant. The term of an incentive stock option granted under the Plan to a stockholder owning more than 10% of the issued and outstanding Common Stock may not exceed five (5) years and the exercise price of an incentive stock option granted to such stockholder may not be less than 110% of the fair market value of Common Stock on the date of grant.

Stock Awards

         The Plan Administrator may grant stock awards to any officer, employee or consultant of the Company or any subsidiary. A stock award entitles the recipient to acquire shares of Common Stock subject to such restrictions and conditions as the Plan Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

         Upon execution of a written instrument setting forth the stock award and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the Common Stock subject to the stock award, including, but not limited to the right to vote and receive dividends with respect thereto; provided, however, that shares of Common Stock subject to stock awards that have not vested shall be subject to the restrictions on transferability described in below. Unless the Plan Administrator otherwise determines, certificates evidencing the stock awards shall remain in the possession of the Company until such Common Stock is vested as provided below.

         The Plan Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Common Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the stock award. If the participant or the Company, as the case may be, fails to achieve the designated goals or the participant's relationship with the Company is terminated prior to the expiration of the vesting period, the participant shall forfeit all shares of Common Stock subject to the stock award which have not then vested. Unvested Common Stock may not be sold, assigned transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Plan or in the written instrument evidencing the stock award.

Stock Adjustments

         In the event of any stock dividend or split, recapitalization, reorganization, merger, or other change in the capitalization of the Company, or similar event affecting the Company's Common Stock, the Plan Administrator will, as it deems equitable, adjust the number of shares that may be available under the Plan or the terms or number of shares pertaining to any outstanding award.

Change in Control

         Unless otherwise provided in a participant's option agreement or in a written employment or other agreement, the Plan provides that, in the event the Plan is terminated as a result of or following a "change in control" (as defined in the Plan), all vested options then outstanding at the time of such Plan termination may be exercised for a period of thirty (30) days from the date of notice of the proposed termination. In such event, all participants shall be credited with an additional six (6) months of service for the purpose of any otherwise unvested options. Upon a change in control in which the Plan is either assumed or otherwise not subject to termination, if during the remaining term of such a participant's options, the participant is terminated other than for cause, the participant will also be credited with an additional six (6) months of service; however, in the event of a termination for cause, all options shall immediately terminate.

Amendment and Termination

         The Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person's consent of any rights theretofore granted pursuant to the Plan.

Tax Withholding

         Whenever shares are to be issued or cash is to be paid under the Plan, under circumstances in which the Plan Administrator believes that any federal, state or local tax withholding will be imposed, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements. Such withholding requirements may be paid (i) in cash; (ii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate fair market value equal to the tax obligation provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six
(6) months; (iii) in the discretion of the Plan Administrator, through an election to have the Company withhold shares of Common Stock otherwise issuable to the participant having an aggregate fair market value equal to the tax obligation; or (iv) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections (i)-(iii) above.

Federal Income Tax Consequences

Nonqualified Options

         Under the current applicable provisions of the Code, the recipient of an option will not pay any tax at the time of grant provided that the exercise price of the option is equal to or greater than fair market value of the Common Stock on the date of grant. When a non-qualified option is exercised, any excess of the fair market value of the affected shares over the total option price of those shares will be treated for federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any share actually received will be treated as a capital gain or loss. If the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price, the Company is entitled to deduct that amount.

Incentive Stock Options

         With respect to an ISO, no taxable gain or loss generally will be recognized when the option is granted or exercised. ISOs exercised more than three months after termination of employment will be taxed in the same manner as non-qualified options described above. Generally, when an ISO is exercised, the spread between the fair market value and the exercise price will be an item of tax preference for purposes of the alternative minimum tax.

         If the shares acquired when an ISO is exercised are held for at least two years from the grant of the options and one year from the exercise of the options, any gain or loss realized upon their sale will be treated as long-term capital gain or loss. In such a case, the Company will not be entitled to a deduction. If the shares are not held for the two-year and one-year periods, ordinary income will be recognized in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date the option was exercised. The Company will be entitled to a deduction equal to the amount of any ordinary income recognized in this manner. If the shares are not held for the one year period and the amount realized upon sale is less than the grant price, the difference will be a capital loss.

Reasons for Proposal

         Although the Plan has been adopted by the Board of Directors and is presently in effect, under applicable federal tax rules stockholder approval is required in order to grant ISOs and to qualify for the exemption provided under
Section 162(m) of the Code. Section 162(m) provides that no deduction shall be allowed for applicable employee remuneration to the extent that remuneration exceeds $1,000,000 in any taxable year. Should this Proposal not be approved by the stockholders, the Plan will continue to remain in full force and effect but will be limited to the extent that ISOs may not be granted and the Company may not qualify under 162(m) of the Code.

                          VOTE TO REQUIRED FOR APPROVAL

         The affirmative vote of a majority of the shares entitled to vote at the meeting is required for approval of this Proposal. An abstention or failure to vote on this Proposal is not an affirmative vote, and therefore will have the same effect as a negative vote on this Proposal at the Meeting.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
          THE GRANTING OF ISOs UNDER THE PLAN AND THE QUALIFICATION OF
                       THE PLAN FOR THE 162(m) EXEMPTION

                                   PROPOSAL 7
               RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS


         KPMG, LLP has been selected by the Board of Directors to serve as the independent auditors for the Company for the fiscal year ending December 31, 2000. Representatives of KPMG, LLP are expected to be present at the Meeting to make a statement if they so desire and will be available to respond to appropriate questions.

         The Board of Directors shall consider the selection of another accounting firm to serve as the Company's independent auditors in the event that the stockholders do not approve the selection of KPMG, LLP as the Company's independent auditors.

                           VOTE REQUIRED FOR APPROVAL

         The affirmative vote of a majority of the shares entitled to vote at the Meeting is required for ratification of KPMG, LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. An abstention or failure to vote on this Proposal is not an affirmative vote; and therefore, will have the same effect as a negative vote on this Proposal at the Meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
                 KPMG, LLP AS THE COMPANY'S INDEPENDENT AUDITORS
                           FOR THE 2000 FISCAL YEAR.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matter which is intended to be brought before the Meeting, but if such matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT


         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent (10%) of a class of the Company's equity securities registered under the Exchange Act to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten percent (10%) stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of copies of forms filed pursuant to Section 16(a) of the Exchange Act, and written representations from certain reporting persons, the Company believes that all
Section 16(a) filing requirements during the fiscal year ended December 31, 1999 applicable to the Company's officers, directors and ten percent (10%) stockholders were complied with in a timely fashion them, except for a Form 3 for Douglas Spink. Mr. Spink was a member of the Board of Directors until he resigned from this position on March 8, 2000. Based solely upon the Company's review of Forms 3 submitted to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934, as amended, it is the Company's belief that Mr. Spink has failed to file on a timely basis a Form 3 with the SEC.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS


         The Company currently intends to hold its 2001 Annual Meeting of Stockholders in June 2001 and to mail proxy statements relating to such meeting in April 2001. In order for proposals of stockholders to be considered for inclusion in the proxy statement and form of proxy relating to the Company's 2001 Annual Meeting of Stockholders, such proposals must be received by the Company no later than January 1, 2000 and must otherwise be in compliance with all applicable laws and regulations.


                                          By Order of the Board of Directors


                                          /s/ Andrew P. Panzo
                                          -----------------------------------
                                          Andrew P. Panzo
                                          Chairman of the Board



Dated:  August 3, 2000

                                   APPENDIX 1

                             AUDIT COMMITTEE CHARTER


                Net Value Holdings, Inc. Audit Committee Charter


I. Audit Committee Purpose

         The Audit Committee is appointed by the Board of Directors of Net Value Holdings, Inc. (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

           o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

           o Monitor the independence and performance of the Company's independent auditors and internal auditing department.

           o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

         Audit Committee members shall meet the applicable independence and experience requirements, in effect from time to time, of The NASDAQ Stock Market ("NASDAQ"), The American Stock Exchange ("AMEX") or such other applicable stock exchange or association on which the Company's common stock is then listed. The Audit Committee shall be comprised of three or more directors as determined by the Board. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

         Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. Audit Committee members may attend meetings in person, by telephone conference or similar communications equipment, or as otherwise permitted by law. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III. Audit Committee Responsibilities and Duties

         Review Procedures

         1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published in accordance with applicable Securities and Exchange Commission ("SEC"), NASDAQ or AMEX regulations, whichever exchange is applicable.

         2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of major issues regarding accounting principles, practices, and judgments that could significantly affect the Company's financial statements.

         3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss any significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

         4. This is clearly a best practice however most company's have the audit committee review the 10Q before filing not before earnings release. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 ("SAS 61") (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         Independent Auditors

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. Why wouldn't management keep this relationship. Approve the fees and other significant compensation to be paid to the independent auditors.

         7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

         8. Not necessary in our circumstance. Review the independent auditors audit plan - discuss scope, staffing, reliance upon management, and internal audit and general audit approach.

         9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

         10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         Internal Audit Department and Legal Compliance

         11. Delete, not applicable. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

         12. Delete, not applicable. Review the appointment and performance of, and any decision to replace, the senior internal audit executive.

         13. Delete, not applicable. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

         14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's system for monitoring compliance with applicable laws and regulations, including response to any material inquiries received from regulators or governmental agencies.

         Other Audit Committee Responsibilities

         15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report will be included in the Company's annual proxy statement as required by the applicable rules of the SEC, NASDAQ or AMEX.

         16. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

         17. Periodically report to the Board of Directors on significant results of the foregoing activities.

         Scope of Duties

         18. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan, direct or conduct audits, or to determine whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and any internal rules or codes of conduct of the Company.

                                    EXHIBIT A

                        FORM OF CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                            NET VALUE HOLDINGS, INC.



         RESOLVED, that Article Fourth, Section 1 of the Certificate of Incorporation of the Company, as amended to date, be restated in its entirety to read:


         1.  The name of the corporation is:


             "Stonepath Group, Inc."

                                    EXHIBIT B

                        FORM OF CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                            NET VALUE HOLDINGS, INC.


         RESOLVED, that Article Fourth, Section 11 of the Certificate of Incorporation of the Company be included in its entirety to read:


         11. Board of Directors.

             (a) Numbers, Elections And Terms. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of the Corporation shall be fixed from time to time by affirmative vote of a majority of the Directors then in office. The Directors, other than those who may be elected by the holders of any classes or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three class, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, another class to be originally elected for a term expiring as the annual meeting of stockholders to be held in 2002, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2003, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation after fiscal year 2000, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.


             (b) Newly Created Directorships And Vacancies. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent director.

             (c) Removal. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

                                    EXHIBIT C


                        FORM OF CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                            NET VALUE HOLDINGS, INC.



         RESOLVED, that Article Fourth, Section 4 of the Certificate of Incorporation of the Company, as amended to date, be restated in its entirety to read:


                  4. The authorized capital stock of the Corporation shall consist of 120,000,000 shares of which 20,000,000 shall be Preferred Stock, with a par value of $.001 per share, and 100,000,000 shall be Common Stock, with a par value of $.001 per share, and the voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions thereof are set forth hereinafter:

                           (a) The Preferred Stock may be issued in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identical in all respects except as otherwise provided in subsection (b) of this section 4.

                           (b) Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock of any series and to state in the resolution or resolutions providing for the issuance of shares of any series the voting powers, if any, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the law of the State of Delaware in respect of the matters set forth in the following clauses (i) to (viii) inclusive:

                               (i) The number of shares to constitute such series, and the distinctive designations thereof;

                               (ii) The voting powers, full or limited, if any, of such series;

                               (iii) The rate of dividends payable on shares of such series, the conditions on which and the times when such dividends are payable, the preference to, or the relation to, the payment of the dividends payable on any other class, classes or series of stock, whether cumulative or non-cumulative and, if cumulative, the date from which dividends on shares of such series shall be cumulative.

                               (iv) The redemption price or prices, if any, and the terms and conditions on which shares of such series shall be redeemable;

                               (v) the requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application;

                               (vi) The rights of shares of such series upon the liquidation of, dissolution or winding up of, or upon any distribution of the assets, the Corporation;

                               (vii) The rights, if any, of the holders of shares of such series to convert such shares into, or to exchange such shares for shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange; and

                               (viii) any other preferences and relative, participating, optional or other special rights of shares of such series, and qualifications, limitations or restrictions including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights or powers to which shares of any future series shall be subject.

                           (c) The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the votes of all classes of voting securities of the Corporation without a class vote of the Preferred Stock, or any series thereof, except as otherwise provided in the resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

                                    EXHIBIT D

                 AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN



                            NET VALUE HOLDINGS, INC.

                 AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

Section 1. General Purpose of the Plan; Definitions. The purpose of the Plan is to provide officers, employees, directors and consultants of Net Value Holdings, Inc. (the "Company") and other members of the Participating Company Group the opportunity to receive stock options and stock awards and thereby acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company's stockholders, thereby encouraging the participants to contribute materially to the growth and development of the Company and strengthening their desire to remain with the Company.

         The following terms shall be defined as set forth below:

         "Act" means the Securities Exchange Act of 1934, as amended.

         "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options and Stock Awards.

         "Board" means the Board of Directors of the Company.

         "Cause" means (a) with respect to an individual who is party to a written agreement with a Participating Company which contains a definition of "cause" or "for cause" or words of similar import for purposes of termination of Service thereunder by the Participating Company, "cause" or "for cause" as defined in such agreement; (b) in all other cases (i) any violation of a law, rule or regulation other than minor traffic violations, including without limitation, any violation of the Foreign Corrupt Practices Act; (ii) a breach of fiduciary duty for personal profit; (iii) fraud, dishonesty or other acts of misconduct in the rendering of services on behalf of the Company or relating to the employee's employment; (iv) misconduct by the employee which would cause the Company to violate any state or federal law relating to sexual harassment or age, sex or other prohibited discrimination or any violation of written policy of the Company or any successor entity adopted in respect to such law; (v) failure to follow Company work rules or the lawful instructions (written or otherwise) of the Board of Directors of the Company or a responsible executive to whom the employee directly or indirectly reports, provided compliance with such directive was reasonably within the scope of the employee's duties and the employee was given notice that his or her conduct could give rise to termination and such conduct is not, or could not be cured, within ten (10) days thereafter; or (vi) any violation of a confidentiality or non-competition agreement or patent assignment agreement or any agreement relating to the Company's protection of intellectual property rights.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

         "Effective Date" means the date on which the Plan is approved by the Board as set forth in Section 18.

         "Fair Market Value" of the Stock on any given date means (i) if the Stock is listed on any established stock exchange or a national market system, including without limitation the National Market or SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; (ii) if the Stock is regularly traded on the Nasdaq OTC Bulletin Board Service, or a comparable automated quotation system, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination; or (iii) in the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

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
         "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

         "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         "Option" or "Stock Option" means any Option to purchase shares of Stock granted pursuant to Section 6.

         "Option Period" means the period commencing on the grant date of an Option and ending on the last day of the term of such Option as established pursuant to Section 8.2.

         "Participating Company" means the Company or any or Subsidiary Corporation or any other member of the Participating Company Group.

         "Participating Company Group" means, at any point in time, any Participating Company or all corporations collectively which are then Participating Companies.

         "Service" means a participant's employment or service with any member of the Participating Company Group, whether in the capacity of an employee, officer, director or a consultant. The participant's Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the participant renders such Service, provided that there is no interruption or termination of the participant's Service. Furthermore, a participant's Service with the Participating Company Group shall not be deemed to have terminated if the participant takes any military leave, sick leave, or other bona fide leave of absence approved by a Participating Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first
(91st) day of such leave the participant's Service shall be deemed to have terminated unless the participant's right to return to Service with the Participating Company is guaranteed by statute or contract.

         "Stock" means the Common Stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 11.

         "Stock Award" means any award granted pursuant to Section 9.

         "Subsidiary" means any, whether now or hereafter existing, corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain, whether now or hereafter existing.

Section 2. Administration. The Plan shall be administered by the full Board of Directors of the Company or a committee of such Board of Directors comprised of two or more "Non-Employee Directors" within the meaning of Rule 16b-3(a)(3) promulgated under the Act (the "Plan Administrator"). Subject to the provisions of the Plan, the Plan Administrator is authorized to:

         (a) construe the Plan and any Award under the Plan;

         (b) select the directors, officers, employees and consultants of any Participating Company to whom Awards may be granted;

         (c) determine the number of shares of Stock to be covered by any Award;

         (d) determine and modify from time to time the terms and conditions, including restrictions, of any Award and to approve the form of written instrument evidencing Awards;

         (e) accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration;

         (f) impose limitations on Awards, including limitations on transfer and repurchase provisions;

         (g) extend the exercise period within which Stock Options may be exercised; and

         (h) determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Plan Administrator) or dividends or deemed dividends on such deferrals.

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

The determination of the Plan Administrator on any such matters shall be conclusive.

Section 3. Delegation of Authority to Grant Awards. The Plan Administrator, in its discretion, may delegate to one or more executive officers of the Company all or part of the Plan Administrator's authority and duties with respect to granting Awards and all references in the Plan to the "Plan Administrator" shall include such executive officers to the extent they are acting pursuant to such delegation. The Plan Administrator may revoke or amend the terms of such a delegation at any time, but such revocation shall not invalidate prior actions of the executive officers that were consistent with the terms of the Plan.

Section 4. Eligibility. Awards may only be granted to employees, directors, and consultants with any member of the Participating Company Group. For purposes of the foregoing sentence, "employees," "directors" and "consultants" shall include prospective employees, prospective directors and prospective consultants to whom Awards are granted in connection with written offers of an employment or other service relationship with a Participating Company.

Section 5. Shares Subject to the Plan. The number of shares of Stock which may be issued pursuant to the Plan shall be 5,000,000. For purposes of the foregoing limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the number of shares of Stock available for issuance under the Plan. Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by the Company. Notwithstanding the foregoing, on and after the date that the Plan is subject to Section 162(m) of the Code, Stock Options with respect to no more than 1,000,000 shares of Stock may be granted to any one individual participant during any one calendar year period.

Section 6. Stock Options. Options granted pursuant to the Plan may be either Options which are Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options and Non-Qualified Stock Options shall be granted separately hereunder. The Plan Administrator, shall determine whether and to what extent Options shall be granted under the Plan and whether such Options granted shall be Incentive Stock Options or Non-Qualified Stock Options; provided, however, that: (i) Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code; and (ii) No Incentive Stock Option may be granted following the tenth anniversary of the Effective Date of the Plan. The provisions of the Plan and any Stock Option Agreement pursuant to which Incentive Stock Options shall be issued shall be construed in a manner consistent with Section 422 of the Code (or any successor provision) and rules and regulations promulgated thereunder.

Section 7. ISO Fair Market Value Limitation. To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a participant for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount shall be treated as Non-Qualified Stock Options. For purposes of this Section 7, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 7, such different limitation shall be deemed incorporated herein effective as of the amendment date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 7, the participant may designate which portion of such Option the participant is exercising. In the absence of such designation, the participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

Section 8. Terms of Options. Each Option granted under the Plan shall be evidenced by an agreement between the Company and the person to whom such Option is granted (the "Option Agreement") and shall be subject to the following terms and conditions:

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

                  8.1 Exercise Price. Subject to adjustment as provided in
Section 11 of this Plan, the price at which each share covered by an Option may be purchased shall be determined in each case by the Plan Administrator; provided, however, that such price shall not, in the case of an Incentive Stock Option, be less than the Fair Market Value of the underlying Stock at the time the Option is granted. If a participant owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company and an Option granted to such participant is intended to qualify as an Incentive Stock Option, the Option price shall be no less than 110% of the Fair Market Value of the Stock covered by the Option on the date the Option is granted.

                  8.2 Exercise Period. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Plan Administrator and set forth in the Option Agreement evidencing such Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the date of grant of such Option, (ii) no Incentive Stock Option granted to a participant who owns more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary of the Company) shall be exercisable after the expiration of five (5) years after the date of grant of such Option, and (iii) no Option granted to a prospective employee, prospective consultant or prospective director may become exercisable prior to the date on which such person commences Service with the Participating Company. Subject to the foregoing, unless otherwise specified by the Option Agreement evidencing the Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option.

                  8.3 Effect of Termination of Service. Unless otherwise provided in such participant's Option Agreement:

                      (i) Death. If a participant shall cease to perform Service as a result of such participant's death, any Options then exercisable shall be exercisable until the earlier to occur of one year anniversary of the participant's death or the expiration of the Option Period and only by the participant's personal representative or persons entitled thereto under the participant's will or the laws of descent and distribution.

                      (ii) Termination of Service. If a participant shall cease to perform Service to any member of the Participating Company Group, all Options to which the participant is then entitled to exercise may be exercised until the earlier to occur of the three month anniversary of the participant's termination of Service or the expiration of the Option Period or, if such termination was due to disability or retirement (as hereinafter defined), until the earlier to occur of the one year anniversary of the participant's termination of Service or the expiration of the Option Period. Notwithstanding the foregoing, in the event that any termination of Service shall be for "Cause" (as defined herein) or the participant voluntarily terminates his or her Service, then any and all Options held by such participant shall forthwith terminate. For purposes of the Plan, "retirement" shall mean the termination of employment with the Participating Company Group, other than for Cause, at any time under circumstances which would entitle such participant to other retirement benefits provided by the Participating Company to whom the participant was providing Service immediately prior to the termination of Service or such other circumstances that the Plan Administrator concludes should be deemed a retirement.

                      (iii) Limitation on Shares. The Option may not be
                            exercised for more shares (subject to adjustment as provided in Section 11) after the termination of the participant's Service than the participant was entitled to purchase thereunder at the time of the termination of such relationship.

                  8.4 Payment of Exercise Price. The Option exercise price of each share purchased pursuant to an Option shall be paid in full at the time of each exercise (the "Payment Date") of the Option (i) in cash; (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Act to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate Fair Market Value equal to the Option exercise price of the shares being purchased pursuant to the exercise of the Option; provided, however, that shares of Common Stock delivered in payment of the Option price must have been held by the participant for at least six (6) months in order to be utilized to pay the Option price; (iv) in the discretion of the Plan Administrator, by an election to have the Company withhold shares otherwise issuable to the participant having a Fair Market Value equal to the Option exercise price of the shares being purchased pursuant to the exercise of the Option; or (v) in the discretion of the Plan Administrator, through any combination of the payment procedures set forth in subsections (i)-(iv)

                  8.5 Nontransferability of Options. No Option shall be assignable or transferable other than by the laws of descent and distribution. During the lifetime of the participant, an Option shall be exercisable only by the participant or, in the event of the participant's incapacity, by the participant's legal guardian or legal representative.

Section 9. Stock Awards.

         (a) The Plan Administrator may grant Stock Awards to any officer, employee or consultant with any member of the Participating Company Group. A Stock Award entitles the recipient to acquire shares of Stock subject to such restrictions and conditions as the Plan Administrator may determine at the time of grant ("Stock Award"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

         (b) Upon execution of a written instrument setting forth the Stock Award and paying any applicable purchase price, a participant shall have the rights of a shareholder with respect to the Stock subject to the Stock Award, including, but not limited to the right to vote and receive dividends with respect thereto; provided, however, that shares of Stock subject to Stock Awards that have not vested shall be subject to the restrictions on transferability described in
             Section 9(d) below. Unless the Plan Administrator shall otherwise determine, certificates evidencing the Stock Awards shall remain in the possession of the Company until such Stock is vested as provided in Section 9(c) below.

         (c) The Plan Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Stock Award. If the participant or the Company, as the case may be, fails to achieve the designated goals or the participant's relationship with the Company is terminated prior to the expiration of the vesting period, the participant shall forfeit all shares of Stock subject to the Stock Award which have not then vested.

         (d) Unvested Stock may not be sold, assigned transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Stock Award.

Section 10. Tax Withholding.

         (a) Whenever shares of Stock or Options are to be issued or cash is to be paid under the Plan, under circumstances in which the Plan Administrator believes that any federal, state or local tax withholding may be imposed, the Company or Subsidiary, as the case may be, shall have the right to require the participant to remit to the Company or Subsidiary, as the case may be, an amount sufficient to satisfy the minimum federal, state and local tax withholding requirements prior to the delivery of any certificate for shares or any proceeds; provided, however, that in the case of a participant who receives an Award of Stock under the Plan which is not fully vested, the participant shall remit such amount on the first business day following the Tax Date. The "Tax Date" for purposes of this Section 10 shall be the date on which the amount of tax to be withheld is determined. If a participant makes a disposition of Stock acquired upon the exercise of an Incentive Stock Option within either two years after the Option was granted or one year after its exercise by the participant, the participant shall promptly notify the Company and the Company shall have the right to require the participant to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements.

         (b) A participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash; (ii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Stock having an aggregate Fair Market Value on the Tax Date equal to the tax obligation provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six (6) months; (iii) in the discretion of the Plan Administrator, through an election to have the Company withhold shares of Stock otherwise issuable to the participant having a Fair Market Value on the Tax Date equal to the amount of tax required to be withheld, or (iv) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections (i), (ii) and (iii) of this Section 10(b).

         (c) An election by a participant to have shares of Stock withheld to satisfy federal, state and local tax withholding requirements pursuant to Section 10(b) must be in writing and delivered to the Company prior to the Tax Date.

Section 11. Adjustment of Number and Price of Shares.

         Any other provision of the Plan notwithstanding:

         (a) If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Plan Administrator shall make an appropriate or proportionate adjustment in (i) the number of Stock Options that can be granted to any one individual participant, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iii) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options remain exercisable. The adjustment by the Plan Administrator shall be final, binding and conclusive.

         (b) In the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall authorize the issuance or assumption of a stock Option or stock Options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Plan Administrator may grant an Option or Options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old Option, or substitution of a new Option for the old Option, in conformity with the provisions of Code Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

         (c) No adjustment or substitution provided for in this Section 11 shall require the Company to issue or to sell a fractional share under any Option Agreement or share award agreement and the total adjustment or substitution with respect to each stock Option and share award agreement shall be limited accordingly.

         (d) In the case of (i) the dissolution or liquidation of the Company,
             (ii) a merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company), (iii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, or (iv) the sale of all of the stock of the Company to a unrelated person or entity (in each case, a "Fundamental Transaction"), the Plan and all Awards granted hereunder shall terminate, unless provision is made in connection with the Fundamental Transaction for the assumption of the Awards heretofore granted, or the substitution of such Awards with new awards of the successor entity, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise price as provided in Subsections (a) and (b) of this
             Section 11. In the event of such termination and in the event the Board does not provide for the Cash Payment described in Subsection
             (e) of this Section each participant shall be notified of such proposed termination and permitted to exercise for a period of at least 15 days prior to the date of such termination all Options held by such participant which are then exercisable.

         (e) In the event that the Company shall be merged or consolidated with another corporation or entity, other than a corporation or entity which is an "affiliate" of the Company. under the terms of which holders of Stock of the Company will receive upon consummation thereof a cash payment for each share of Stock of the Company surrendered pursuant to such Business Combination (the "Cash Purchase Price"), the Board of Directors may provide that all outstanding Options shall terminate upon consummation of such transaction and each participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (i) the Cash Purchase Price multiplied by the number of shares of Stock of the Company subject to outstanding Options held by such participant exceeds (ii) the aggregate exercise price of such Options.

Section 12. Change in Control.

         (a) Unless otherwise provided in such participant's Option Agreement, agreements relating to Stock Awards or in a written employment or other agreement directly addressing the same subject matter as addressed below, in the event that the Plan is terminated as a result of or following a Change in Control (as defined herein), all vested Options and Stock Awards then outstanding at the time of such Plan termination may be exercised for a period of thirty (30) days from the date of notice of the proposed termination. In such event, all participants shall be credited with an additional six
             (6) months of service for the purpose of any otherwise unvested Options and Stock Awards. Upon a Change in Control in which the Plan is either assumed or otherwise not subject to termination, if during the remaining term of such a participant's Options or Stock Awards, the participant is terminated other than for Cause, the participant will, at the time of such termination, be credited with an additional six (6) months of service for the purpose of any otherwise unvested Options and Stock Awards; however, in the event of a termination for Cause, all Options shall immediately terminate and all unvested portions of Stock Awards shall immediately terminate.

         (b) As used herein, a "Change in Control" shall be deemed to have occurred if: (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) acquires "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board; or (ii) if the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity or in the event of a sale of all or substantially all of the Company's assets or otherwise.

         (c) Notwithstanding anything in the Plan to the contrary, the acceleration of vesting and exercisability provided by Subsection
             (a) of this Section shall not occur in the event that such acceleration would make the transaction causing the Change in Control to be ineligible for pooling of interests accounting treatment and, in the absence of such acceleration, the transaction would qualify for such treatment and the Company intends to use such treatment with respect to such transaction.

Section 13. No Right to Future Employment. Nothing contained in the Plan nor in any Award agreement shall confer upon any participant any right with respect to the continuance of employment by the Company nor interfere in any way with the right of the Company to terminate his employment or change his compensation at any time.

Section 14. Amendment and Discontinuance. The Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person's consent of any rights theretofore granted pursuant hereto

Section 15. Compliance with Section 16. With respect to persons subject to
Section 16 of the Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule and shall be construed to the fullest extent possible in a manner consistent with this intent). To the extent that any Award fails to so comply, it shall be deemed to be modified to the extent permitted by law and to the extent deemed advisable by the Plan Administrator in order to comply with Rule 16b-3.

Section 16. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any shares of Stock hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Act, if such registration shall be necessary, or before compliance by the Company or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules any applicable exchange or of the Nasdaq Stock Market. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

Section 17. Participation by Foreign Nationals. The Plan Administrator may, in order to fulfill the purposes of the Plan and without amending the Plan, modify grants to foreign nationals or United States citizens employed abroad in order to recognize differences in local law, tax policy or custom.

Section 18. Effective Date of Plan - Shareholder Approval. The Plan was approved by the Board and became effective on June 1, 2000. Those provisions of the Plan that for federal tax purposes require approval of the stockholders of the Company (i.e., the granting of incentive stock options) shall not become effective until adopted by the stockholders, however, the Company reserves the right to grant Incentive Stock Options provided stockholder approval is secured within one (1) year from the date thereof. In the event Incentive Stock Options are granted and Stockholder approval is not timely secured, such Options shall remain in full force and effect, however, shall automatically convert to Non-Qualified Options.

Section 19. Governing Law. The Plan shall be governed by the internal laws of the State of Delaware without giving effect to its choice of law provisions. Unless otherwise provided in an Option Agreement or Award Agreement, Awards shall be governed by the same laws as the Plan.

                            NET VALUE HOLDINGS, INC.


           This Proxy is Solicited on Behalf of the Board of Directors


The undersigned hereby appoints Andrew P. Panzo and Lee C. Hansen and each of them proxies with power to appoint a substitute and hereby authorizes either of them to represent and to vote all shares of Common Stock of Net Value Holdings, Inc. held of record by the undersigned as of July 28, 2000 at the Annual Meeting of Stockholders of Net Value Holdings, Inc. to be held on September 25, 2000 and at any adjournment(s) or postponement(s) thereof, and to vote as directed on the reverse side of this form and, in their discretion, upon such other matters not specified as may come before said meeting.



You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations.

    THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD
    ------------------------------------------------------------------------

                                SEE REVERSE SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL AMENDMENTS TO THE CERTIFICATE OF INCORPORATION, FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR THE APPROVAL OF THE GRANTING OF ISOs UNDER THE PLAN AND THE QUALIFICATION OF THE PLAN FOR THE SECTION 162(m) EXEMPTION, AND FOR THE RATIFICATION OF KPMG, LLP AS INDEPENDENT AUDITORS FOR NET VALUE HOLDINGS, INC. FOR THE 2000 FISCAL YEAR.

-------------------------------------------------------------------------------

1.          Proposal 1

            Amendment to the Certificate of Incorporation                 FOR          AGAINST          ABSTAIN
            to change name of Company.                                    [ ]            [ ]              [ ]


2.          Proposal 2

            Amendment to the Certificate of Incorporation                 FOR          AGAINST          ABSTAIN
            to provide for the classification of the                      [ ]            [ ]              [ ]
            Board of Directors.

3.          Proposal 3

            Amendment to the Company's Certificate of                     FOR          AGAINST          ABSTAIN
            Incorporation to Increase the Number of                       [ ]            [ ]              [ ]
            Authorized Shares of Common Stock from
            50,000,000 to 100,000,000.

4.          Proposal 4

            Amendment to the Company's Certificate of                     FOR          AGAINST          ABSTAIN
            Incorporation to Increase the Number of                       [ ]            [ ]              [ ]
            Authorized Shares of Preferred Stock from
            10,000,000 to 20,000,000.

5.          Proposal 5

            Election of Directors                                         FOR          WITHHELD
            Andrew P. Panzo                                               [ ]            [ ]
            Lee C. Hansen
            Darr Aley
            Stephen George
            Vote withheld from the following nominee(s):
            ____________________________________________
            ____________________________________________
            ____________________________________________

6.          Proposal 6

            Approval of the Granting of ISOs under the                    FOR          AGAINST          ABSTAIN
            Plan and the Qualification of the Plan for the                [ ]            [ ]              [ ]
            Section 162(m) Exemption.

7.
            Proposal 7

            Ratification of the appointment of KPMG, LLP as               FOR          AGAINST          ABSTAIN
            Independent Auditors for the Company.                         [ ]            [ ]              [ ]



                                                                          PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE
                                                                          ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE
                                                                          UNITED STATES.

                                                                              NOTE: Please sign name(s) exactly as printed hereon.
                                                                              Joint owners should each sign. When signing as
                                                                              attorney, executor, administrator, trustee or
                                                                              guardian, please give full title as such.


                                                                          SIGNATURE(S)____________________________________________
                                                                          ________________________________________________________

                                                                          ________________________________________________________
                                                                          ___________________________________________________,2000
                                                                                                                         DATE

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